                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934

     Filed by the Registrant |X|
     Filed by a Party other than the Registrant |_|
     Check the appropriate box:
     |_| Preliminary Proxy Statement
     |_| Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     |X| Definitive Proxy Statement
     |_| Definitive Additional Materials
     |_| Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              THE MILLS CORPORATION
                              ---------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             -----------------------------------
         (2) Aggregate number of securities to which transaction applies:

             -----------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             -----------------------------------
         (4) Proposed maximum aggregate value of transaction:

             -----------------------------------
         (5) Total fee Paid:

             -----------------------------------
     |_| Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

             -----------------------------------
         (2) Form, schedule or registration statement no.:

             -----------------------------------
         (3) Filing party:

             -----------------------------------
         (4) Date filed:

             -----------------------------------


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                                     [LOGO]




                                                               April 30, 1998

Dear Fellow Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of The Mills Corporation on Thursday, May 28, 1998, at 10:00 a.m., eastern daylight savings time, at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia.

         In addition to electing directors and ratifying the appointment of independent auditors for the coming year, the Company is asking for shareholder approval of the Company's Amended and Restated 1994 Executive Equity Incentive Plan which the Company believes would be helpful in recruiting and retaining qualified executive employees. All items on the agenda are described in the accompanying Notice and Proxy Statement. A proxy card on which to indicate your vote and an envelope, postage prepaid, in which to return your proxy are enclosed. A copy of the Company's Annual Report to Shareholders is also enclosed.

         It is important that your shares be represented at the Meeting, even if you cannot attend the Meeting and vote your shares in person. Please give careful consideration to the matters to be voted upon, complete and sign the accompanying proxy card, and return the card promptly in the envelope provided. If you later decide to attend the Meeting, you may revoke your proxy at that time and vote your shares in person.

         We look forward to receiving your proxy and seeing you at the Meeting.

                             Sincerely,

                             /s/ LAURENCE C. SIEGEL
                             --------------------------------
                             Laurence C. Siegel
                             Chairman of the Board and Chief Executive Officer

                              THE MILLS CORPORATION


                              1300 WILSON BOULEVARD
                                    SUITE 400
                            ARLINGTON, VIRGINIA 22209


                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 28, 1998



         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of The Mills Corporation (the "Company") to be held on Thursday, May 28, 1998, at 10:00 a.m., eastern daylight savings time, at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia, to consider the following proposals:

1.       To elect five directors to serve for the ensuing three-year term.

2. To adopt and approve the Company's Amended and Restated 1994 Executive Equity Incentive Plan.

3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

4. To transact such other business as may properly come before such meeting or any adjournments thereof.

         Only shareholders of record at the close of business on April 1, 1998, will be entitled to vote at the Meeting or any adjournments thereof.

         IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ THOMAS E. FROST
                                            ---------------------------------
                                            Thomas E. Frost
                                            Secretary


April 30, 1998

                              THE MILLS CORPORATION


                              1300 WILSON BOULEVARD
                                    SUITE 400
                            ARLINGTON, VIRGINIA 22209

                                   -----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 1998

         This Proxy Statement is furnished to shareholders of The Mills Corporation (the "Company"), a Delaware corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Thursday, May 28, 1998, at 10:00 a.m., eastern daylight savings time, at the Key Bridge Marriott, 1401 Lee Highway, Arlington, Virginia, and at any adjournment thereof for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of the board of directors of the Company (the "Board of Directors").

         Holders of record of common stock of the Company (the "Common Stock") as of the close of business on the record date, April 1, 1998, are entitled to receive notice of, and to vote at, the Meeting. The Common Stock constitutes the only class of securities entitled to vote at the Meeting, and each share of Common Stock entitles the holder thereof to one vote. At the close of business on April 1, 1998, there were 23,058,753 shares of Common Stock issued and outstanding.

         Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted for Proposal 1, the election of all nominees for director, for Proposal 2, approving the Company's Amended and Restated 1994 Executive Equity Incentive Plan, and for Proposal 3, to ratify the appointment of Ernst & Young LLP, as independent auditors.

         Directors will be elected by a plurality of the votes cast.

         Approval of Proposal 2 requires the approval of a majority of votes cast, provided that the total votes cast represent more than a majority in interest of all shares entitled to vote on the proposal. Accordingly, abstentions will have the same effect as votes against Proposal 2.

         Under the rules of the New York Stock Exchange ("NYSE"), brokers or nominees who do not have discretionary power to vote shares held in their name and who have not received instructions from the beneficial owner or other person entitled to vote the shares (commonly called "broker non-votes") will, if they appear or are represented at the Meeting, be counted in determining whether a quorum is present at the Meeting, but will not be entitled to vote or give a proxy to vote such shares on Proposal 2. Accordingly, broker non-votes relating to Proposal 2 will not be treated as votes cast or as shares entitled to vote on the proposal.

         Approval of Proposal 3 requires the approval of a majority of votes cast at the Meeting.

         The Company knows of no business other than that set forth above to be transacted at the Meeting. If other matters requiring a vote do arise, it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

         To be voted, proxies must be filed with the Secretary of the Company prior to the time of voting. Proxies may be revoked at any time before the exercise thereof by filing a notice of such revocation or a later dated proxy with the Secretary of the Company or by voting in person at the Meeting.

         The Company's 1997 Annual Report to Shareholders for the fiscal year ended December 31, 1997, has been mailed to the shareholders with this Proxy Statement and proxy card on or about May 4, 1998. The executive offices of the Company are currently located at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209.



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                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

BOARD OF DIRECTORS

         The Board of Directors of the Company is divided into three classes, with one class of directors elected by the shareholders annually. The term of each class of directors is for a three-year period. The class of directors whose term expires in 1998 is comprised of five directors. The class of directors whose term expires in 1999 is comprised of three directors and the class whose term expires in 2000 is comprised of four directors. The class of directors whose terms will expire at the Meeting includes James C. Braithwaite, James F. Dausch, Joseph B. Gildenhorn, Harry H. Nick and Robert P. Pincus. Messrs. Braithwaite, Dausch, Gildenhorn, Nick and Pincus each have been nominated for election at the Meeting to hold office until the 2001 Annual Meeting of Shareholders and until his successor is elected and qualified. Nominees for director will be elected upon a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR JAMES C. BRAITHWAITE, JAMES F. DAUSCH, JOSEPH B. GILDENHORN, HARRY H. NICK AND ROBERT P. PINCUS AS DIRECTORS. Should any or all of these nominees become unable to serve for any reason, the Nominating Committee of the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

NOMINEES FOR ELECTION FOR TERM ENDING 2001

         JAMES C. BRAITHWAITE, 57, has been a director of the Company since April 1994. He also served as Executive Vice President of Operations of the Company from August 1994 to November 1994. Since 1980, Mr. Braithwaite also has been Chief Executive Officer and President of Kan Am U.S., Inc., an international investment company. Prior to 1980, Mr. Braithwaite served as Executive Vice President of Glasmacher and Company. Mr. Braithwaite is a member of the Executive Committee of the Board of Directors.

         JAMES F. DAUSCH, 55, has been a director of the Company since October 1997 and Executive Vice President of Development of the Company since December 1994. In this capacity, Mr. Dausch directs all of the Company's current and future development activities. Prior to joining the Company, Mr. Dausch was Executive Vice President of Development and New Business for CenterMark Properties ("CenterMark"). From 1977 to 1989, Mr. Dausch was employed by The Rouse Company, where he directed the development of urban retail projects in Baltimore, New York, Philadelphia and Miami. During the 1970's, Mr. Dausch served in the Department of Justice and the Department of Housing and Urban Development. He is a graduate of The Johns Hopkins University and the Columbia University School of Law.

         THE HON. JOSEPH B. GILDENHORN, 68, became a director of the Company in November 1995. Since 1956, Mr. Gildenhorn has been a partner at JBG Companies, a real estate development and management company, or its predecessors and since 1956, a partner at Brown, Gildenhorn & Jacobs, a law firm, or its predecessors. From 1984 to 1989, Mr. Gildenhorn also served as director of First Virginia Communications, Inc., which owns and operates a radio station. Mr. Gildenhorn also serves on the board of directors of Biscayne Apparel, Inc., Franklin Bancorporation and is Chairman of the Board of Franklin National Bank. Mr. Gildenhorn served as United States Ambassador to Switzerland from August 1989 to March 1993. Mr. Gildenhorn is a member of the Audit Committee and Executive Compensation Committee of the Board of Directors.

         HARRY H. NICK, 56, has been a director of the Company since April 1994 and was Executive Vice President for Strategic Planning and Acquisitions of the Company from May 1995 until August 1996. Mr. Nick was Chief Financial Officer and Treasurer of the Company from January 1993 until May 1995. Since 1982, Mr. Nick was associated in various capacities with Western Development Corporation, serving as



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

its Chief Financial Officer from April 1982 to August 1984 and as its Executive Vice President from September 1987 to April 1991 and as a consultant to various affiliates from April 1991 to January 1993. Mr. Nick was employed with the accounting firm of Grant Thornton from 1966 to 1982, serving eight years as an audit partner. Mr. Nick is a member of the American Institute of Certified Public Accountants.

         ROBERT P. PINCUS, 51, has been a director of the Company since April 1994. Since May 1991, he has also served as Chief Executive Officer and President of Franklin National Bank of Washington, D.C. From 1982 to 1991, Mr. Pincus was Chief Executive Officer and President of D.C. National Bank and Sovran Bank/DC National. Mr. Pincus is a member of the Audit Committee and the Executive Compensation Committee of the Board of Directors.


INCUMBENT DIRECTORS - TERM EXPIRING 1999

         PETER A. GORDON, 56, has been a director of the Company since April 1994. Since 1992, Mr. Gordon has been the general partner of Ethos Capital Management, Inc., an international investment company. From 1971 to 1992, Mr. Gordon was employed by the investment bank of Salomon Brothers where he eventually served as Managing Director of International Corporate Finance. Mr. Gordon currently serves as a board member of the Brazilian Fund, the Latin American Equity Fund, the Latin American Investment Fund, the Portugal Fund, the Emerging Markets Telecommunications Fund, the First Israel Fund and the Emerging Markets Infrastructure Fund. Mr. Gordon is a member of the Audit Committee of the Board of Directors.

         FRANZ VON PERFALL, 56, has been a director of the Company since April 1994. Since 1980, Mr. von Perfall has been Managing Director of Kan Am. From 1977 until 1980, Mr. von Perfall served as director of the New Issue Division of Berliner Handels-und Frankfurter Bank, located in Frankfurt, Germany.

         LAURENCE C. SIEGEL, 45, has been a director of the Company since January 1993. Mr. Siegel has been Chief Executive Officer of the Company since March 1995 and Chairman of the Board of the Company since March 1995. From the inception of the Company until 1995, Mr. Siegel served as Executive Vice President, Secretary and Vice Chairman of the Board of the Company. From 1983 to 1993, Mr. Siegel was Executive Vice President of Western Development Corporation. Prior to joining Western, Mr. Siegel was the Vice President of Leasing for the Mid-Atlantic states at Merrill Lynch Commercial Services. Mr. Siegel is a graduate of Boston University with a degree in marketing and finance. Mr. Siegel is a member of the Nominating Committee and the Executive Committee of the Board of Directors.

INCUMBENT DIRECTORS - TERM ENDING 2000

         CHARLES R. BLACK, JR., 50, has been a director of the Company since November 1995. Since 1980, Mr. Black has been President and Chief Executive Officer of Black, Kelly, Scruggs and Healey, Inc., a public affairs company or its predecessors. Mr. Black also serves on the board of directors of Burson Marstellar/Americas, American Conservative Union and the Fund for American Studies and serves on the executive finance committee of the Dole Foundation. Mr. Black is a member of the Nominating Committee of the Board of Directors.

         DIETRICH VON BOETTICHER, 56, has been a director and Vice Chairman of the Company since April 1994. Mr. von Boetticher has been a Director of Kan Am since 1976 and since 1972 has been a partner in the law firm of Von Boetticher, Hasse, Kaltwasser, both located in Munich, Germany. Mr. von Boetticher is a member of the Nominating Committee of the Board of Directors.

         JOHN M. INGRAM, 62, has been a director of the Company since April 1994 and has served as Vice Chairman of the Company since August 1995. In addition, Mr. Ingram is currently an independent real estate consultant. Mr. Ingram has an extensive history serving with major retailers. From 1993 to 1994, he served as Senior Vice President of T.J. Maxx Company, Inc. and from 1974 until 1993, he was Senior Vice President



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

and Secretary of Marshalls Inc. Mr. Ingram is a member of the Executive Committee and the Executive Compensation Committee of the Board of Directors.

         PETER B. MCMILLAN, 50, has been a director of the Company since August 1995 and President and Chief Operating Officer of the Company since February 1995. From 1993 until joining the Company, Mr. McMillan was Executive Vice President of Finance and Administration at CenterMark and previously served as Senior Vice President and Chief Financial Officer from 1989 to 1993. Prior to joining CenterMark, Mr. McMillan was a Partner at Nicholson, Inc., where he was responsible for acquisitions, development and financing of commercial real estate. Prior to joining Nicholson, Inc., Mr. McMillan spent twelve years as Senior Vice President of Finance and Chief Financial Officer of Goodman Segar Hogan, a real estate syndicate located in Norfolk, Virginia.

1997 BOARD MEETINGS

         The Board of Directors held a total of six meetings during 1997. Each director of the Company except Peter Gordon attended at least 75% of the meetings held during 1997 by the Board of Directors and the committees of which he was a member. The absence of Mr. Gordon was due to illness.

COMMITTEES OF THE BOARD OF DIRECTORS

         In accordance with the Bylaws of the Company, the Board of Directors has established an Executive Committee, an Audit Committee, a Nominating Committee and an Executive Compensation Committee. The membership of these Committees is as set forth in the preceding section of this Proxy Statement.

    EXECUTIVE COMMITTEE. The Executive Committee, which consists of three directors, has the authority to exercise those powers authorized by the Board of Directors, except for actions that must be taken by the full Board of Directors under the Delaware General Corporation Law. The Executive Committee met 11 times in 1997.

    AUDIT COMMITTEE. The Audit Committee, which consists of three independent directors, considers and advises the Board of Directors on the scope of the annual audit by the independent auditors of the Company and approves other professional services provided by the Company's independent auditors. In addition, the Audit Committee monitors audit fees and expenses, including fees incurred for non-audit services provided by the auditors. The Audit Committee also reviews the adequacy of the Company's internal accounting controls. The Audit Committee met one time during 1997.

    NOMINATING COMMITTEE. The Nominating Committee, which consists of three directors, selects the nominees to serve on the Board of Directors. Pursuant to the Company's Bylaws, vacancies on the Board of Directors are to be filled by the remaining directors then in office based on the recommendations made by the Nominating Committee. The Nominating Committee met three times during 1997. The Nominating Committee will consider qualified nominees recommended by the shareholders. Shareholders who wish to suggest qualified nominees should write to the Secretary of the Company, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209.

    EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee, which currently consists of three independent directors, determines the compensation for the Company's executive officers and administers the Company's equity incentive plan. The Executive Compensation Committee met three times during 1997.

COMPENSATION OF DIRECTORS

         Directors of the Company who are not employees of the Company are paid an annual fee of $18,000 for their service in that capacity and $1,000 for each board meeting and committee meeting attended. Upon being elected to the Board of Directors, each director who is not an employee of the Company receives an



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option to purchase 1,000 shares of Common Stock at an exercise price equal to the fair market value of the underlying Common Stock on the date of the director's election and which vests in equal installments on the third and fourth anniversaries of the date of grant, provided that the optionee is still a director on such date. Thereafter, upon each director's re-election to the Board of Directors, he or she will receive a similar option to purchase 1,000 shares of Common Stock.




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


           ADOPTION AND APPROVAL OF THE COMPANY'S AMENDED AND RESTATED
                      1994 EXECUTIVE EQUITY INCENTIVE PLAN
                                  (PROPOSAL 2 )


         The Board of Directors has approved, and recommends that the shareholders approve, the Amended and Restated 1994 Executive Equity Incentive Plan (the "Plan"). The Plan is an amended version of the 1994 Executive Equity Incentive Plan, as amended (the "Current Plan"). (No further awards will be made under the Current Plan after the Meeting.) There is no specified termination date for the Plan, but it may be terminated by the Board of Directors at any time.

         The purposes of the Plan are to enhance the ability of the Company, The Mills Limited Partnership (the "Operating Partnership") and their affiliates to attract and retain highly qualified individuals to serve as executive officers, other key employees and members of the Board of Directors and to provide additional incentives to executive officers, other key employees and members of the Board of Directors to promote the success of the Company, the Operating Partnership and their affiliates. The Plan provides for the grant of options and restricted stock, which give grantees an opportunity to acquire or increase a proprietary interest in the Company. Options granted under the Plan may be incentive stock options ("ISOs"), intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The Board's primary reason for amending the Current Plan is to increase the number of shares available for grants of options and restricted stock. The Current Plan authorizes 2,500,000 shares, and the Plan increases the number authorized to 4,500,000. As of April 1, 1998, 152,283 shares of Common Stock had been issued under the Current Plan as restricted stock, 34,056 shares of Common Stock had been issued upon the exercise of options granted under the Current Plan and 3,138,073 shares of Common Stock were subject to outstanding options (including shares subject to options that were granted subject to shareholder approval of the Plan). As of that date, the number of shares of Common Stock and units of limited partnership interest in the Operating Partnership outstanding was 38,917,701, and the closing price of the Common Stock on the NYSE was $25.375 per share.

DESCRIPTION OF THE PLAN

         The following is a general description of certain material provisions of the Plan. The description is only a summary and is qualified by reference to the Plan itself, a copy of which is included as APPENDIX A to this Proxy Statement.

         ADMINISTRATION. The Plan will be administered by the Executive Compensation Committee (or other committee designated by the Board of Directors from time to time). The committee must at all times consist of no fewer than two members of the Board of Directors of the Company, and each member of the committee must qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and as an "outside director" as defined in Treasury Regulations Sections 1.162-27(e)(3). Subject to the limitations set forth in the Plan, the committee has the authority to determine, among other things: (i) the eligible persons to whom options and restricted stock will be granted, (ii) the type or types of grants to be made, (iii) the number of shares subject to each grant and (iv) the terms and conditions of the options and restricted stock. Subject to the express provisions of the Plan, the committee will have full authority to administer and interpret the Plan.

         ELIGIBILITY. The committee will have discretion to grant options and restricted stock under the Plan to employees (including officers) of the Company, the Operating Partnership or their affiliates. Subject to the restrictions set forth in the Plan, an eligible person may receive successive grants of options and restricted stock. No grantee, however, may receive an option to purchase more than 500,000 shares in any calendar year. Each non-employee member of the Board of Directors (an "Outside Director") shall, upon the date of his or her initial election or reelection by the Board of Directors or the shareholders of the Company to serve as an Outside Director, automatically be granted nonstatutory options to purchase 1,000 shares of Common Stock. Each such option shall



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become exercisable with respect to 500 shares beginning on the third anniversary of the date of grant and 500 shares beginning on the fourth anniversary of the date of grant if the person remains a director of the Company.

         SHARES SUBJECT TO THE PLAN. Assuming approval of the Plan at the Meeting, 4,313,661 authorized but unissued shares of Common Stock (including shares reserved under the Current Plan) will be reserved for issuance pursuant to future awards made under the Plan and the exercise of outstanding options previously granted under the Current Plan and the Plan. The number of shares issued under the Plan pursuant to awards of restricted stock may not exceed 1,500,000 (including restricted stock issued under the Current Plan), provided that restricted stock that is forfeited pursuant to the terms of an award will again be available for issuance as restricted stock. In the event any change is made to the shares of Common Stock subject to the Plan (whether by reason of recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend, or other increase, decrease or change in such shares), the Company will adjust proportionately and accordingly the number and kinds of shares that may be issued under the Plan or purchased upon exercise of an outstanding option or restricted stock award. Any such adjustment, however, will be made without a change in the total price applicable to the unexercised portion of the award, but with a corresponding adjustment in the per share price. Shares of Common Stock underlying any option that expires unexercised, or any award of restricted stock that is forfeited, will again be available for issuance pursuant to the Plan.

         OPTIONS.

         General. All options granted under the Plan are intended to be treated as nonstatutory stock options, unless the committee specifically designates a stock option as an ISO within the limitations of the Plan and Section 422 of the Internal Revenue Code. The exercise price of options granted under the Plan will be determined by the committee in accordance with the Plan. For both ISOs and nonstatutory options, the exercise price per share will be equal to 100% of the Fair Market Value (determined in accordance with the Plan) of a share of Common Stock on the Date of Grant (as defined in the Plan), but not less than the par value per share. In addition, no person may receive an ISO if, at the time of grant, such person owns directly or indirectly more than 10% of the total combined voting power of the Company or any of its 50% or more subsidiaries, unless the option exercise price is at least 110% of the Fair Market Value of the shares of Common Stock and the exercise period of such ISO is limited to five years. There also is a $100,000 limit on the value of shares (determined on the Date of Grant) with respect to which ISOs granted to an optionee may first become exercisable in any calendar year.

         At the discretion of the committee, options granted under the Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional option (with an exercise price equal to the Fair Market Value of the Common Stock on the date the additional option is granted) to purchase that number of Common Stock equal to the number delivered to exercise the original option.

         Vesting. The committee will determine the exercise period and any vesting requirements for options granted under the Plan, provided that no option may be exercised after ten years following its Date of Grant. The committee will also have the authority to accelerate the vesting of any outstanding option, in its sole discretion, at any time. Options under the Plan are subject to acceleration of vesting upon a Change of Control (as defined in the Plan) of the Company, unless the options are canceled by the Company in accordance with the Plan. Unless the committee determines otherwise, options will expire if the optionee ceases to be an employee of the Company, Operating Partnership or their affiliates (other than for individuals, by reason of death, retirement or "permanent and total disability" within the meaning of Section 22(e)(3) of the
Code). Special rules will govern the expiration of options following the death, retirement or "permanent and total disability" of an optionee. In such cases, the committee may extend the period during which an option may be exercised (but not to a date that is later than the date the option would otherwise expire).

         Transferability. Options granted under the Plan will be exercisable only by the optionee or his or her permitted transferees during the optionee's lifetime. Options will be transferable by the optionee only as provided in the agreement evidencing the grant or as may be provided by will or the laws of descent and distribution.



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

         Payment of Option Exercise Price. Payment for shares purchased upon exercise of an option may be made in cash, by exchanging shares of Common Stock of the Company valued at their Fair Market Value on the date of exercise, by surrendering exercisable options covering shares of Common Stock having a spread on the date of exercise equal to the exercise price of the option being exercised or by a combination of the foregoing. Where permitted under the agreement evidencing the grant of an option, an optionee may also pay the exercise price by promissory note or by directing that the certificates for the shares purchased upon exercise be delivered to a licensed broker acceptable to the Company as agent for the optionee and that the broker tender to the Company cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option.

         RESTRICTED STOCK. The committee may grant to eligible persons shares of Common Stock that are subject to vesting based upon the passage of time, the achievement by the grantee or the Company of specified performance objectives or other conditions deemed appropriate by the committee. At the time of grant, the committee will establish the conditions to vesting and the period of time during which the conditions will apply.

         As to eligible employees who are determined by the committee may be "Covered Employees" under Section 162(m)(3) of the Code (generally the five most highly compensated officers of the Company), any applicable performance objectives will be established in writing by the committee prior to the 90th day of the year in which the grant is made and while the outcome is substantially uncertain. Performance objectives for Covered Employees will be based on earnings per share from continuing operations, shareholder return, attainment of certain revenue levels or attainments of certain pre-tax income levels. The maximum number of shares of Common Stock which may be granted as restricted stock to any eligible person under the Plan is 200,000 per year.

         Restricted stock may not be assigned, sold or transferred by the grantee until it is vested and the applicable restrictions and conditions have been satisfied or lapsed. In its discretion, the committee may shorten or terminate vesting conditions or waive any other restrictions or conditions applicable to restricted stock.

         Unless the committee determines otherwise, all restricted stock granted to an employee shall be forfeited without payment of any consideration upon such employee's termination of employment. Special rules will apply to the vesting of an award upon the death or permanent and total disability of a grantee.

         Grantees of restricted stock are generally entitled to vote and receive distributions on their restricted stock. Upon vesting of an award of restricted stock, including the satisfaction, lapse or waiver of all applicable restrictions and conditions, the grantee will be entitled to receive a stock certificate representing the vested shares.

         The following table sets forth the options and restricted stock grants approved by the Board of Directors in 1997 and 1998, subject to approval of the Plan by the Company's shareholders. The majority of these options become exercisable, and all of the restricted stock vests, only upon a Change of Control. A Change of Control is defined in the agreements granting such options and restricted stock as: (i) any person or group of persons acting in concert becoming the beneficial owner of securities possessing more than 50% of the voting power for the election of directors of the Company, (ii) the consummation of any merger, consolidation or other business combination involving the Company in which the holders of voting securities of the Company immediately prior to such transaction hold, immediately after such transaction, securities possessing less than 50% of the total voting power in an election of directors of the Company, (iii) during any period of two consecutive years, directors of the Company at the beginning of such period ceasing, for any reason, to constitute at least a majority of the directors of the Company unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period or (iv) the consummation of any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to a party which is not controlled by or under common control with the Company.

                                  PLAN BENEFITS

                                                                               Number of
                                                                               Shares of
                                               Number of        Exercise      Restricted       Dollar
Name and Position                               Options         Price(1)         Stock         Value(2)
-----------------                               -------         --------         -----         --------

Laurence C. Siegel                                  --               --            --                --
Chairman of the Board, Chief Executive
   Officer and Director

Peter B. McMillan                               76,953            24.50         7,027           172,162
President, Chief Operating Officer and          76,593            25.375
   Director

James F. Dausch                                 57,499            24.50         5,275           129,238
Executive Vice President - Development and      57,499            25.375
   Director

Kent S. Digby                                   51,339            24.50         4,710           115,395
Executive Vice President - Management &
   Marketing

Judith S. Berson                                49,843            24.50         4,573           112,039
Executive Vice President - Leasing

Executive officers as a group (11 persons)     447,472            24.50        41,053         1,005,799
                                               166,563            25.375

Non-executive directors as a group                  --               --            --                --
   (0 persons)

Non-executive officers as a group                   --               --            --                --
   (0 persons)

----------
(1) The exercise price of such options is equal to the closing price of the Common Stock on the NYSE on the date of grant.

(2) Restricted stock is valued at the closing price of the Common Stock on the NYSE on the date of grant.

FEDERAL INCOME TAX CONSEQUENCES OF COMPANY GRANTS UNDER THE PLAN

         The grant of an option will not be a taxable event for the optionee or the Company.

         An optionee will not recognize taxable income upon exercise of an ISO, and any gain realized upon a disposition of shares of Common Stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the Fair Market Value of shares subject to an ISO on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of ISOs. An employer will not entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.


         For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or a subsidiary of the Company from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled or who dies, the three-month period for exercise following the termination of employment is extended to one year. In the case of an optionee who dies, both the time for exercising ISOs after termination of employment and the holding period for shares received pursuant to the exercise of the option are waived.

         If all of the foregoing requirements are met except the special holding period rules mentioned above, the optionee will recognize ordinary income upon the disposition of the shares in an amount generally equal to the excess of the Fair Market Value of the shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The employer will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

         If an optionee exercises an ISO by tendering shares of Common Stock with a Fair Market Value equal to part of all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an ISO and had not satisfied the special holding period requirement summarized above). If the exercise is treated as a tax free exchange, the optionee would not have taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an ISO (or another nonstatutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

         Upon exercising a nonstatutory option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the Fair Market Value of the shares on the date of exercise. If the employer complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. Upon the subsequent sale or exchange of shares acquired pursuant to the exercise of a nonstatutory option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for nonstatutory options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an ISO) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate Fair Market Value of the shares received pursuant to the exercise of the option will be treated as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.

         An award of restricted stock will create no immediate tax consequences for the employee or the Company unless the employee makes an election pursuant to Section 83(b) of the Code. The employee will, however, realize ordinary income when restricted stock become vested, in an amount equal to the Fair Market Value of the underlying shares of Common Stock on the date of vesting less any consideration paid by the employee for such shares. If the employee makes an election pursuant to Section 83(b) of the Code with respect to a grant of restricted stock, the employee will recognize income at the time the shares of restricted stock are awarded (based upon the value of such shares at the time of award), rather than when the shares of restricted stock become vested. The employer will be allowed a business expense deduction for the amount of any taxable income recognized by the employee at the time such income is recognized (assuming the employer complies with applicable reporting requirements).

         The foregoing provides only a general description of the federal income tax consequences of transactions contemplated by the Plan. Participants should consult a tax advisor as to their individual circumstances.

         Approval of the Plan requires the approval of a majority of the votes cast on the proposal at the Meeting, provided that the total votes cast represent more than 50% of the shares entitled to vote on the proposal. THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT AND APPROVE THE COMPANY'S AMENDED AND RESTATED 1994 EXECUTIVE EQUITY INCENTIVE PLAN.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                  (PROPOSAL 3)

         The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1998. Ernst & Young LLP has served as independent auditors of the Company since its initial public offering in 1994. The Company has been advised by Ernst & Young LLP that representatives of Ernst & Young LLP will be present at the Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast at the Meeting. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.


                        EXECUTIVE OFFICERS OF THE COMPANY

         The following is a biographical summary of the executive officers of the Company (other than those who serve as directors):

         Kent S. Digby has been Executive Vice President of Management and Marketing of MillsServices Corporation (the "Third-Party Services Corporation") since May 1995 and has directed the management and marketing functions on behalf of the Company or its predecessors since 1988. In this capacity, Mr. Digby oversees all management and marketing issues for the entire portfolio of properties for the Company. Prior to 1988, Mr. Digby served as the Vice President of Management for The Rouse Company.

         Judith S. Berson has been Executive Vice President-Leasing of the Company or its affiliates since November 1996. From June 1995 to November 1996, Ms. Berson was a Senior Vice President-Specialty Leasing and from 1989 to May 1995, she was Vice President and Executive Director of Leasing/East Coast Development for the Company and its predecessors. Prior to joining the Company, Ms. Berson was head of Retail Leasing and Retail Development for Adaron, a diversified development company in North Carolina. Ms. Berson graduated from the University of Michigan with a bachelor's degree in political science and graduated from the University of Santa Clara with a master's degree in Counseling Psychology.

         Kenneth R. Parent joined the Company in September 1994 as Senior Vice President, became Chief Financial Officer in May 1995 and Executive Vice President in November 1997. Prior to joining the Company, Mr. Parent's experience included eleven years in public accounting at Kenneth Leventhal & Co. and Price Waterhouse, where he specialized in real estate accounting, tax and consulting. Mr. Parent is a member of the American Institute of Certified Public Accountants and a graduate of the University of Southern California.

         Thomas E. Frost has been Secretary and Senior Vice President of the Company since March 1995 and General Counsel since May 1995. From March 1995 until May 1995, Mr. Frost was Corporate Counsel of the Company. Mr. Frost was previously Senior Vice President and General Counsel for CenterMark, which he joined in 1989. Before joining CenterMark, he served as Senior Counsel to The May Department Stores Company from 1984 through 1989, served as staff attorney for The Edward J. DeBartolo Corporation from 1981 through 1984 and was associated with the firm of Olds, Olds & Lynett from 1979 through 1981. Mr. Frost is a graduate of Miami University and the University of Akron School of Law.

         Thomas M. Hindert has been Senior Vice President of Planning, Predevelopment and Acquisitions of the Company or its affiliates since April 1994 and has served in a similar capacity on behalf of the Company or its predecessors since 1986. Mr. Hindert has also served as Development Coordinator for the New Orleans Center and the San Antonio River Center projects with The Edward J. DeBartolo Corporation and as Senior Planner for the City of Pittsburgh. Mr. Hindert received his master's degree in Architecture and Urban Planning from the University of Michigan.

         Steven J. Jacobsen has been Senior Vice President of Development of the Company or its affiliates since April 1994 and has served in a similar capacity on behalf of the Company or its predecessors since 1984. Prior to 1984, Mr. Jacobsen worked as a Senior Construction Manager and Regional Manager for various development companies in the Midwest. Mr. Jacobsen is a licensed architect and received his undergraduate degree from the University of Illinois, Champaign/Urbana and is currently a candidate for a Masters of Business Administration from Roosevelt University.

         Mark J. Rivers, Senior Vice President-Anchor/Major Leasing, joined the Company in July 1997 and was elected to his current office in November 1997. From 1995 to 1997, Mr. Rivers served as Senior Vice President and Director of Development for DeBartolo Entertainment where he led initiatives in retail development and the creation of new restaurant and hospitality concepts. From 1993 to 1995, Mr. Rivers was Vice President of New City Development for Mirage Resorts, Incorporated. Mr. Rivers is a graduate of the State University of New York at Albany.

         James P. Whitcome has been Senior Vice President-Capital Services since December 1994. In this capacity, he is responsible for all design and construction activities related to the physical plant and tenanting of the Company's portfolio. From December 1989 until joining the Company, Mr. Whitcome served as Senior Vice President of Capital Improvements for CenterMark. From 1981 to 1989, Mr. Whitcome was employed by The Rouse Company as Vice President of Engineering and Director of Construction. During the 1970's, Mr. Whitcome was employed by General Growth as Director of Construction. Mr. Whitcome is a graduate of Iowa State University.

         Barry H. Young has been Senior Vice President-Specialty Leasing of the Company or its affiliates since June 1995. From 1990 to 1995, Mr. Young served as Vice President of Leasing for the Company and Western. From 1988 until 1990, Mr. Young was a Senior Leasing Executive at Western. Prior to joining Western, Mr. Young spent seven years as a vice president and director of real estate for S&A Restaurant Corporation, a division of Pillsbury, in Dallas, Texas. Between 1971 and 1981, Mr. Young owned a restaurant and food court in a Columbia, Maryland mall. Mr. Young received his bachelors degree from George Washington University and his master's degree in Hotel and Restaurant Administration from Michigan State University.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the annual and long-term compensation for the Company's Chief Executive Officer and the five other most highly compensated executive officers of the Company (the "Named Executive Officers"):



                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                              ----------------------------------------------    -----------------------------------------
                                                                                 RESTRICTED   SECURITIES         ALL
                                                                OTHER ANNUAL       STOCK      UNDERLYING        OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)    BONUS($)     COMPENSATION    AWARDS($)(1)  OPTIONS(#)    COMPENSATION
---------------------------   ----    ---------    --------     ------------    ------------  ----------    -------------

Laurence C. Siegel             1997     $484,666   $ 467,914      $ 838(2)       $277,907       119,377       $ 3,710(3)
Chairman of the Board,         1996      442,894     360,477        636(2)        197,995       130,837         3,708(3)
Chief Executive Officer        1995      331,561     115,000    126,219(2)                        --            4,062(3)
and Director

Peter B. McMillan              1997      342,537     279,822        --            178,310        76,593         4,070(4)
President, Chief Operating     1996      326,250     215,572     95,500(5)        134,000        88,546         3,062(4)
Officer and Director           1995      247,917      90,000        --              --           75,000        77,894(6)

James F. Dausch                1997      286,300     191,357        --            133,853        57,499         4,561(7)
Executive Vice                 1996      272,500     147,420    102,000(5)        100,800        66,608         3,517(7)
President-Development and      1995      250,000      72,000        --              --            --           54,886(6)
Director

Kent S. Digby                  1997      255,626     170,855        --            119,516        51,339         3,898(8)
Executive Vice President-      1996      222,500     121,095        --             82,800        54,714         3,333(8)
Management & Marketing         1995      191,667      58,000        --              --            --             --

Judith S. Berson               1997      250,000     184,324        --            116,040        49,843         4,304(9)
Executive Vice                 1996      191,250      95,200        --              --           37,004         3,997(9)
President-Leasing              1995      165,000      43,000        --              --            --            3,817(9)

Howard J. Samuels              1997      276,870        --  (10)    --              --          51,339           --
Executive Vice President-      1996      242,867     127,125        --             90,000       134,471         2,568(11)
Leasing

----------
(1) The number of shares of restricted stock held by Messrs. Siegel, McMillan, Dausch and Digby and Ms. Berson on December 31, 1997 was 20,511, 13,497, 10,141, 13,497, 8,708 and 7,277, respectively. The value of such restricted stock holdings as of December 31, 1997 was $502,520, $330,677, $248,455, $213,346 and $178,287, respectively, based on the closing price of the Common Stock on the NYSE on December 31, 1997, which was $24.50. Each award of restricted stock vests in five equal annual installments beginning on the first anniversary of the date of grant.

(2) As part of Mr. Siegel's employment agreement, the Company makes certain payments on Mr. Siegel's behalf relating to an interest he owns in a property (Kenwood) which the Company manages. These payments aggregated $124,399 in 1995. In addition, the Company paid $838 in medical reimbursements in 1997, $636 in 1996 and $1,820 in 1995.

(3) Includes Company contributions to the 401(k) Plan of $3,200, $3,000 and $3,000 for 1997, 1996 and 1995, respectively, and the cost of group term life insurance amounting to $510, $708 and $1,062 in 1997, 1996 and 1995, respectively.

(4) Includes Company contributions to the 401(k) Plan of $3,200 and $2,250 for 1997 and 1996, respectively, and the cost of group term life insurance amounting to $870 and $812 in 1997 and 1996, respectively.

(5) Includes $62,000 for forgiveness of loans to each of Messrs. McMillan and Dausch in 1996. In addition, Mr. McMillan and Mr. Dausch were reimbursed $33,500 and $40,000, respectively, in 1996 for additional taxes owed as a result of taxable relocation expenses.

(6) Includes reimbursement of certain relocation expenses. See " Employment Agreements and Other Arrangements."

(7) Includes Company contributions to the 401(k) Plan of $3,200 and $2,250 for 1997 and 1996, respectively, and the cost of group term life insurance amounting to $1,361 and $1,267 in 1997 and 1996, respectively.

(8) Includes Company contributions to the 401(k) Plan of $3,200 and $3,000 for 1997 and 1996, respectively, and the cost of group term life insurance amounting to $698 and $333 in 1997 and 1996, respectively.

(9) Includes Company contributions to the 401(k) Plan of $3,200 in each of 1997, 1996 and 1995, respectively, and the cost of group term life insurance amounting to $1,104, $797 and $617 in 1997, 1996 and 1995, respectively.

(10) Mr. Samuels resigned his position as Executive Vice President - Leasing of the Company effective November 8, 1997.

(11) Includes $2,231 in medical reimbursements and $247 for the cost of group term life insurance for 1996.

       The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF                        VALUE OF UNEXERCISED
                                                                 SECURITIES UNDERLYING                      IN-THE-MONEY
                                                                  UNEXERCISED OPTIONS                        OPTIONS AT
                                                                 AT DECEMBER 31, 1997                     DECEMBER 31, 1997
                                                                 --------------------                     -----------------
                         SHARES
                        ACQUIRED           VALUE
NAME                 ON EXERCISE(#)     REALIZED($)        EXERCISABLE         UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                 --------------     -----------        -----------         -------------      -----------      -------------

Laurence C. Siegel        -0-              $-0-               50,000              300,214           $ 50,000          $933,150
Peter B. McMillan         -0-               -0-               17,709              222,430            103,952           918,400
James F. Dausch           -0-               -0-               50,822              148,285            248,674           518,431
Kent S. Digby             -0-               -0-               35,943              120,110             98,865           320,454
Judith S. Berson          -0-               -0-               25,901               97,946             68,457           218,320
Howard J. Samuels        34,056           243,570              -0-                  -0-                -0-               -0-


         The following table sets forth certain information relating to options to purchase Common Stock granted to the Named Executive Officers during 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS
                                                           -----------------                        POTENTIAL REALIZABLE
                                                 PERCENT                                              VALUE AT ASSUMED
                              NUMBER OF          OF TOTAL                                             ANNUAL RATES OF
                              SECURITIES         OPTIONS                                                STOCK PRICE
                              UNDERLYING        GRANTED TO       EXERCISE                             APPRECIATION FOR
                               OPTIONS         EMPLOYEES IN        PRICE       EXPIRATION               OPTION TERM
           NAME             GRANTED (#)(1)     FISCAL YEAR        ($/SH)          DATE              5%                10%
           ----             --------------     ------------       ------          ----       -------------------------------

Laurence C. Siegel              119,377           18.8%           25.375        4/01/07      $ 1,906,015        $ 4,827,751
Peter B. McMillan                76,593           12.1%           25.375        4/01/07        1,222,287          3,097,514
James F. Dausch                  57,499            9.1%           25.375        4/01/07          917,581          2,325,329
Kent S. Digby                    51,339            8.1%           25.375        4/01/07          819,278          2,076,212
Judith S. Berson                 49,843            7.9%           25.375        4/01/07          795,405          2,015,712
Howard J. Samuels(2)             51,339            8.1%           25.375        2/08/98          819,278          2,076,212

----------
(1) Each option granted in fiscal year 1997 vests in five equal annual installments beginning on the first anniversary of the date of grant.

(2) Mr. Samuels left the employment of the Company effective November 8, 1997. These numbers reflect the incentive grants he would have received had he remained employed with the Company through December 31, 1997.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

         During 1994, the Company entered into an employment agreement (the "Employment Agreement") with Mr. Siegel. Pursuant to the Employment Agreement, Mr. Siegel agreed to serve at the pleasure of the Board of Directors, to receive such compensation as may be established by the Board of Directors and to be reimbursed for such expenses as the Board of Directors may approve from time to time. The Employment Agreement provides that if Mr. Siegel's employment is terminated without cause, Mr. Siegel is entitled to all compensation and benefits which are fully accrued and vested, but unpaid, on the date of such termination, including severance pay in accordance with the

Company's severance pay policy then in effect. Further, if Mr. Siegel terminates his employment for good reason (as defined below), he is entitled to receive only the compensation and benefits which are fully accrued and vested, but unpaid, on the date of such termination. The Employment Agreement prohibits Mr. Siegel, subject to certain limited exceptions, from engaging directly or indirectly, without the Company's prior consent, in the development, redevelopment, operation, management or leasing of any type of retail shopping center anywhere in the world during the period of employment with the Company and for 18 months thereafter, except that, if Mr. Siegel terminates his employment for "good reason" as defined in his Employment Agreement, the non-competition period ends one year subsequent to the date employment is terminated. The Employment Agreement defines "good reason" to include the Company's breach of its agreements applicable to Mr. Siegel's duties and certain changes in the composition of the Board of Directors. Currently, the Company and Mr. Siegel are negotiating a new employment agreement.

         The Company also entered into employment agreements (the "Other Employment Agreements") in 1997 with each of Messrs. McMillan, Dausch and Digby and Ms. Berson (the "Other Officers"). The employment agreements of Messrs. McMillan and Dausch amended and restated their 1994 employment agreements. Pursuant to the Other Employment Agreements, each of the Other Officers agreed to be employed by the Company for a term of three years, to be automatically renewed for successive one-year periods unless terminated by the Other Officer or the Company within 30 days of the scheduled expiration date. Pursuant to the Other Employment Agreements, the Company agreed to (i) pay each of Messrs. McMillan, Dausch and Digby and Ms. Berson a base annual salary of $345,050, $288,400, $257,500 and $250,000, respectively, subject to review and adjustment on April 1 of each year and (ii) reimburse each Other Officer for expenses in accordance with the Company's expense reimbursement policies applicable to employees in the same or substantially equivalent position. With respect to Messrs. Dausch and Digby and Mr. Berson, the Other Employment Agreements provide that, if an Other Officer's employment is terminated by the Company without cause or by an Other Officer for "good reason," in either case before the end of the initial term, such Other Officer will be entitled to his salary for two years, payable over a two-year period. If an Other Officer's employment is so terminated after the end of the initial term, such Other Officer will be entitled to his salary for one year, payable over a one-year period. In the event of a Change of Control (as defined in the Plan), Messrs. Dausch and Digby and Ms. Berson shall be entitled to an amount equal to two times the highest rate of their annualized base salary, an amount equal to two times the greater of (i) their average annual cash bonus earned under the Company's short term bonus plan during the three years prior to the Change of Control or (ii) the target level of bonus established for the fiscal year, and an amount equal to the target level of bonus for the year in which the effective date of termination occurs. With respect to Mr. McMillan, the Other Employment Agreement provides that if his employment is terminated by the Company without cause or by him for "good reason," in either case before the end of the initial term, he will be entitled to his salary for three years, payable over a two-year period. If Mr. McMillan's employment is terminated after the end of the initial term, he will be entitled to his salary for one year, payable over a one-year period. In the event of a Change of Control (as defined in the Plan), Mr. McMillan shall be entitled to an amount equal to three times the highest rate of his annualized base salary and an amount equal to three times the greater of (i) his annual cash bonus earned under the Company's short term bonus plan during the three years prior to the Change of Control or (ii) the target level of bonus established for the fiscal year. The Other Employment Agreements contain non-competition provisions similar to those contained in the Employment Agreement, except they relate only to Mills-type retail malls.

         Pursuant to Mr. McMillan's employment agreement, the Company made a $150,000 housing relocation loan to Mr. McMillan, one-third of which was forgiven on February 16, 1996. Under the terms of the amended employment agreement the balance of the loan principal plus interest thereon is payable in full by Mr. McMillan in the event his employment with the Company terminates for any reason other than for "good reason" or without cause. On the third anniversary of the execution of Mr. McMillan's employment agreement, the Company shall automatically forgive the entire remaining loan principal, together with all interest accruing under the loan as of such date.

         Pursuant to Mr. Dausch's original employment agreement, the Company made a $150,000 housing relocation loan to Mr. Dausch, one-third of which was forgiven on January 23, 1996. Under the terms of the amended employment agreement the balance of the loan principal plus interest thereon is payable in full by Mr. Dausch in the event his employment with the Company terminates for any reason other than for "good reason" or without cause. On the third anniversary of the execution of Mr. Dausch's employment agreement, the Company shall automatically forgive the entire remaining loan principal, together with all interest accruing under the loan as of such date.

                     CUMULATIVE TOTAL SHAREHOLDER RETURN(1)



                        [PERFORMANCE GRAPH APPEARS HERE]




                            4/15/94     12/94      12/95     12/96        12/97         3/98
                            -------     -----      -----     -----        -----         ----

The Company                  $100        $ 82      $ 86       $132        $147          $159
S&P 500 Index                $100        $105      $145       $177        $233          $264
NAREIT Equity Index          $100        $ 99      $114       $154        $186          $185

-----------

(1) Assumes $100 invested on April 15, 1994 in the Company's Common Stock (NYSE symbol: MLS), the S&P 500 Index and the NAREIT Equity REIT Total Return Index. Total return assumes reinvestment of all dividends.

                        REPORT ON EXECUTIVE COMPENSATION

         The Executive Compensation Committee (the "Committee") of the Board of Directors has prepared the following report regarding 1997 executive compensation. The Committee, which is composed entirely of non-employee directors, is responsible for determining the compensation for the Company's executive officers and for administration of the Company's 1994 Executive Equity Incentive Plan, as amended. This report describes the Committee's basic approach to executive compensation and the basis on which 1997 compensation determinations were made by the Committee with respect to the Company's executive officers, including the Named Executive Officers. The Committee works closely with the entire Board of Directors in the execution of its duties.

EXECUTIVE COMPENSATION POLICY

         In 1996, the Committee authorized the Company to assist in an analysis of the Company's compensation practices. Towers Perrin analyzed the Company's plans for executive officers' base salaries, cash bonus incentives and long term incentives and compared the Company's compensation plans to plans offered by comparable companies (the "comparable companies") active in the ownership, development and operation of shopping centers, based on publicly available data. The comparable companies included CBL & Associates Properties, Crown America Realty Trust, DeBartolo Realty Corporation, Federal Realty Investment Trust, General Growth Properties, Inc., Glimcher Realty Trust, Prime Retail, The Rouse Company, Simon Property Group, Inc. (which has since merged with DeBartolo Realty Corporation), Taubman Centers, Inc. and Urban Shopping Centers, Inc. In its analysis, Towers Perrin concluded that the Company's "total cash compensation" (consisting of base salary plus annual incentives) and "total direct compensation" (meaning total cash compensation plus the annualized present value of long-term incentives) tended to significantly trail the marketplace 50th percentile. Towers Perrin noted two significant factors: the Company had limited annual incentive grants and the Company had limited annual grants of long-term incentives. As a result, the Company believed that its executive compensation package was insufficient to attract and retain qualified executive officers.

         In 1996, the Board of Directors authorized the Committee to implement a comprehensive compensation plan (the "Compensation Plan") that is intended to compensate the Company's executive officers between the 50th and 75th percentiles of comparable companies. With the assistance of Towers Perrin, the Company implemented the Compensation Plan consisting of three principal components: base salary, an annual Performance Incentive Plan and a Long Term Incentive Plan. Effective as of April 1, 1997, the Committee approved adjustments to the executive officers' base salaries, awarded bonuses pursuant to the Performance Incentive Plan and issued grants of stock options and restricted stock, all in conformance with the approved Compensation Plan and the Towers Perrin analysis.


1997 EXECUTIVE OFFICER COMPENSATION

         Effective April 1, 1996, base salaries for the Company's executive officers were adjusted to the levels identified by Towers Perrin to be within the ranges of the 50th and 75th percentiles of comparable companies. These base salaries were increased by 3% (for the Chief Executive Officer and the Executive Vice Presidents) and 4% (for Senior Vice Presidents) on April 1, 1997.

         In addition, goals and objectives were established pursuant to the Performance Incentive Plan as the basis for determining the cash bonuses to be paid to the executive officers for 1997 performance. The goals and objectives included goals for: achieving budgeted levels of net operating income from the Company's properties, achieving budgeted levels of funds from operations and managing central office expenditures within budgeted levels. The balance of objectives included property-specific development, operations and leasing goals. The Company's actual performance in achieving its goals and objectives was used in calculating the adjusted bonus levels payable to the executive officers for 1997. The Company's actual performance met or exceeded budgeted levels for all goals and objectives outlined above, and the bonuses paid to the executive officers were calculated on that basis. These bonuses were paid in April 1998.

         On May 23, 1997, the Committee also approved grants of stock options and restricted stock pursuant to the Long Term Incentive Plan. The aggregate values of such grants were based on target levels determined by Towers Perrin as placing the total direct compensation for participating executives within the 50th and 75th percentiles of comparable companies.

1997 CHIEF EXECUTIVE OFFICER PAY

         Effective April 1, 1997, the Committee increased Mr. Siegel's annual salary 3% to $488,220. On March 30, 1998, the Committee approved a payment to Mr. Siegel pursuant to the 1997 Performance Incentive Plan in the amount of $467,914. This payment was calculated on the basis of the Company's achievement of its 1997 goals and objectives, as outlined above in "1997 Executive Officer Compensation." Effective as of April 1, 1997, as part of the Long Term Incentive Plan, the Committee granted to Mr. Siegel stock options for 119,377 shares and granted 10,952 shares of restricted stock. These actions were taken pursuant to the Towers Perrin recommendation and were intended to place Mr. Siegel's base salary and long term incentive compensation at the 75th percentile of the market data.

$1 MILLION PAY DEDUCTIBILITY LIMIT

         The Internal Revenue Code prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the Company's four other most highly compensated officers for any fiscal year. Certain performance-based compensation is excluded from this $1 million cap. Stock options granted pursuant to the 1994 Executive Equity Incentive Plan are intended to qualify as such performance-based compensation. During 1997, none of the Company's executive officers' compensation subject to the deductibility limits exceeded $1 million.



                                            THE EXECUTIVE COMPENSATION COMMITTEE
                                            John M. Ingram, Chairman
                                            Robert P. Pincus
                                            The Hon. Joseph B. Gildenhorn

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of March 31, 1998 for (1) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (2) each director of the Company and each Named Executive Officer and (3) the directors and executive officers of the Company as a group. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Units of limited partnership interest ("Units") in the Operating Partnership owned by a person named in the table are included in the "Number of Shares of Common Stock" column because such Units are redeemable, at the option of the holder, for cash equal to the value of an equal number of shares of Common Stock or, at the election of the Company, for an equal number of shares of Common Stock. Because of limitations on ownership of Common Stock imposed by the Company's Certificate of Incorporation, some holders of Units listed below could not in fact redeem all of their Units for Common Stock without divesting a substantial number of shares of Common Stock in connection with the redemption. The extent to which a person holds Units as opposed to Common Stock is set forth in the footnotes. The address of the directors, executive officers and beneficial owners included in the table below is 1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209 unless otherwise provided.

                                                                                          PERCENT OF
                                               NUMBER OF             PERCENT OF            SHARES OF
NAME AND BUSINESS ADDRESS                      SHARES OF             SHARES OF           COMMON STOCK
OF BENEFICIAL OWNER                           COMMON STOCK        COMMON STOCK(1)        AND UNITS(2)
-------------------                           ------------        ---------------        ------------

Laurence C. Siegel                             1,120,146(3)            4.74%                 2.87%
Peter B. McMillan                                 99,232(4)              *                     *
James F. Dausch                                   78,201(5)              *                     *
Kent S. Digby                                     96,707(6)              *                     *
Judith S. Berson                                  69,724(7)              *                     *
Howard J. Samuels                                      0                 *                     *
Dietrich von Boetticher                          298,192(8)            1.28%                   *
John M. Ingram                                     6,000(9)              *                     *
Charles R. Black, Jr.                                750                 *                     *
James C. Braithwaite                             89,318(10)              *                     *
Joseph B. Gildenhorn                             10,000                  *                     *
Peter A. Gordon                                   1,000(11)              *                     *
Harry H. Nick                                   270,053(12)            1.16%                   *
Franz von Perfall                                77,879(13)              *                     *
Robert P. Pincus                                  5,500(14)              *                     *
Kan Am                                       13,262,420(15)           36.51%                34.08%
  3495 Piedmont Road
   Ten Piedmont Center, Suite 520
   Atlanta, Georgia 30305
FMR Corporation                               1,341,000(16)            5.82%                 3.45%
   82 Devonshire Street
   Boston, Massachusetts 02109
All executive officers and directors
   as a group (22 persons)                    2,579,973(17)           10.67%(18)             6.50%(19)

-----------
*        Less than 1%

(1) For purposes of this calculation, the shares of Common Stock deemed outstanding includes 23,058,753 shares of Common Stock outstanding as of March 31, 1998, plus the number of shares of Common Stock issuable to the named person(s) upon the exercise of options exercisable within 60 days of March 31, 1998 and upon redemption of the Units held by such named person(s).

(2) For purposes of this calculation, the number of shares of Common Stock and Units deemed outstanding includes 23,058,753 shares of Common Stock outstanding as of March 31, 1998, 15,858,948 Units outstanding as of March 31, 1998 (excluding Units held by the Company) and shares of Common Stock issuable to the named persons(s) upon the exercise of options exercisable within 60 days of March 31, 1998.

(3) Includes 387,143 shares of Common Stock, 556,793 Units and options to purchase 176,210 shares of Common Stock exercisable within 60 days of March 31, 1998.

(4) Includes 26,314 shares of Common Stock and options to purchase 72,918 shares of Common Stock exercisable within 60 days of March 31, 1998.

(5) Includes 14,058 shares of Common Stock and options to purchase 64,143 shares of Common Stock exercisable within 60 days of March 31, 1998.

(6) Includes 9,707 shares of Common Stock, 4,846 Units and options to purchase 82,154 shares of Common Stock exercisable within 60 days of March 31, 1998.

(7) Includes 7,953 shares of Common Stock and options to purchase 61,771 shares of Common Stock exercisable within 60 days of March 31, 1998.

(8) Includes 297,192 Units and options to purchase 1,000 shares of Common Stock exercisable within 60 days of March 31, 1998.

(9) Includes 5,000 shares of Common Stock and options to purchase 1,000 shares of Common Stock exercisable within 60 days of March 31, 1998.

(10) Includes 85,318 Units and options to purchase 1,000 shares of Common Stock exercisable within 60 days of March 31, 1998. Also includes 1,000 shares held in an IRA over which Mr. Braithwaite has sole voting and investment power and 2,000 shares held in an account for Mr. Braithwaite's mother-in-law with respect to which Mr. Braithwaite shares voting and investment power.

(11) Includes options to purchase 1,000 shares of Common Stock exercisable within 60 days of March 31, 1998.

(12)     Includes 144,832 shares of Common Stock and 125,221 Units.

(13) Includes 20,000 shares of Common Stock, 56,879 Units and options to purchase 1,000 shares of Common Stock exercisable within 60 days of March 31, 1998.

(14) Includes 4,000 shares of Common Stock and options to purchase 1,500 shares of Common Stock exercisable within 60 days of March 31, 1998.

(15) Includes 13,262,420 Units deemed to be beneficially owned by Kan Am as general partner of nine limited partnerships.

(16)     Includes 1,341,000 shares of Common Stock held by FMR Corporation.

(17) Includes 673,476 shares of Common Stock, 1,126,249 Units and options to purchase 780,248 shares of Common Stock exercisable within 60 days of March 31, 1998.

(18) For purposes of this calculation, the shares of Common Stock deemed outstanding includes 23,058,753 shares of Common Stock outstanding as of March 31, 1998, 1,126,249 Units beneficially owned by all executive officers and directors as a group and options to purchase 780,248 shares of Common Stock exercisable within 60 days of March 31, 1998 for all officers and directors as a group.

(19) The number of shares of Common Stock and Units deemed outstanding for purposes of this calculation is described in note 2 to this table.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

KAN AM JOINT VENTURES

         At a special shareholders meeting held on February 16, 1995, the Company's shareholders authorized the Company, as general partner of the Operating Partnership, to cause the Operating Partnership to enter into joint ventures with affiliates of Kan Am for the purpose of developing future projects designated by the Board of Directors, on terms described in the proxy statement for such meeting, with such reasonable modifications as may be approved by the disinterested members of the Board of Directors.

         On May 25, 1995, the disinterested members of the Board of Directors authorized a joint venture with Kan Am to develop Ontario Mills in Ontario, California. Pursuant to this approval, affiliates of the Operating Partnership, Kan Am and the Simon-DeBartolo Realty Group formed Ontario Mills Limited Partnership ("OMLP"), with the Operating Partnership holding an effective 50% interest in exchange for a capital contribution of $10 million, Simon-DeBartolo holding an effective 25% interest in exchange for a capital contribution of $10 million, and Kan Am holding a 25% interest in exchange for a capital contribution of $20 million. In addition, the Operating Partnership has loaned approximately an additional $5,000,000 in connection with the Ontario Mills project. As of December 31, 1997, the outstanding balance on this loan was $5.5 million.

         On February 16, 1995, the disinterested members of the Board of Directors authorized a joint venture with Kan Am to develop the Company's project in metropolitan Columbus, Ohio. On April 12, 1996, the Company, as general partner of the Operating Partnership, and an affiliate of Kan Am established Mills-Kan Am Columbus Limited Partnership (the "Columbus Partnership") in which the Operating Partnership held a 75% partnership interest and Kan Am held a 25% partnership interest. Pursuant to an approval given by the Executive Committee on December 16, 1996, which was ratified by the Board of Directors on March 17, 1997, the Operating Partnership entered into an amendment of the partnership agreement for the Columbus Partnership whereby the name of the partnership was changed to Mills-Kan Am Columbus/ Sawgrass Limited Partnership, the purpose of the partnership was modified to authorize the Columbus Partnership to develop and own either the proposed Columbus, Ohio project or the proposed Phase III expansion of Sawgrass Mills in Sunrise, Florida, and Kan Am was obligated to contribute up to $25 million in capital contributions for the project, which represents 100% of the anticipated equity required for the Phase III expansion of Sawgrass Mills.

         On February 22, 1996, the disinterested members of the Board of Directors authorized a joint venture with Kan Am to develop City Mills in Orange, California. On December 16, 1996, the Executive Committee approved additional terms and conditions to the joint venture, which were ratified by the Board of Directors on June 10, 1997. The Operating Partnership and affiliates of Kan Am formed Orange City Mills Limited Partnership on December 30, 1996, in which the Operating Partnership and Kan Am each held a 50% interest and Kan Am agreed to contribute up to $45 million to the Partnership,. On December 18, 1997, the Operating Partnership assigned all of its general partner interest, consisting of 1.0%, to Orange City Mills, L.L.C. ("OCMLLC"). The partnership agreement was further amended on December 18, 1997, to increase Kan Am's capital contribution to $49 million and adjust the percentage of partnership interests as follows: OCMLLC holds a 1% interest, Kan Am holds a 50% interest and the Operating Partnership holds a 49% interest.

         On June 10, 1997, the disinterested members of the Board of Directors authorized the formation of a joint venture with Kan Am to develop Katy Mills in Katy, Texas. On September 18, 1997, the disinterested members of the Board of Directors approved the final terms of such joint venture. On December 12, 1997, the Operating Partnership and Katy Mills, L.L.C. ("KMLLC") formed Katy Mills Limited Partnership, in which the Operating Partnership held a 99% interest for a capital contribution of $990.00 and KMLLC held a 1% interest for a capital contribution of $10.00. On January 23, 1998, the partnership agreement was amended and restated to provide for the admission of Kan Am to the partnership and for the adjustment of the percentage partnership interests in the partnership as follows: KMLLC holds a 1% interest, Kan Am holds a 25% interest and the Operating Partnership holds a 74% interest.

         On September 18, 1997, the disinterested members of the Board of Directors authorized a joint venture with Kan Am to develop Meadowlands Mills in Carlstadt, New Jersey. On December 18, 1997, the Operating Partnership and affiliates of Kan Am formed Meadowlands Mills Limited Partnership in which the Operating Partnership holds a 67% interest and Kan Am holds a 33% interest.

         Kan Am receives, or will receive, a 9% preferential return on its cash contributions to the partnerships in which the Company and Kan Am are partners, but income is allocated to the partners for tax purposes based on the partners' proportionate interests in the partnership, which will have the effect of allocating to the Company a higher percentage of the taxable income than its share of cash distributions.

         Three members of the Board of Directors, Messrs. von Boetticher, Braithwaite and von Perfall, are affiliated with Kan Am and abstained from voting on the proposed joint ventures. Mr. Braithwaite also is a member of the Executive Committee and abstained from voting in the Executive Committee on the proposed joint ventures. As of April 1, 1998, partnerships affiliated with Kan Am owned approximately 34.17% of the outstanding Units in the Operating Partnership, through which the Company owns all of its properties. The Company is the sole general partner of the Operating Partnership and, as of April 1, 1998, owned approximately 57.95% of the outstanding Units.

         On April 28, 1997, the Operating Partnership acquired the remaining minority interests in the partnership that owns Franklin Mills in exchange for Units as follows: Western Franklin Mills Corp. ("WFMC") assigned a 0.4430% interest, Mr. Herbert S. Miller (a former director and officer of the Company) assigned a 15.7005% interest in exchange for 140,582 Units; Mr. Siegel assigned a 4.5000% interest in exchange for 39,081 Units and Mr. Nick assigned a 1.80000% interest in exchange for 15,632 Units.

AMOUNT DUE TO AND FROM RELATED PARTIES

         Pursuant to employment agreements the Company entered into with each of Messrs. McMillan, Dausch, Whitcome, Frost and Rivers, the Company has loaned to them $150,000, $150,000, $150,000, $100,000 and $50,000, respectively, to cover the increased housing costs incurred by them in relocating to accept employment with the Company. Each of the loans has a term of three years (except Mr. Whitcome's loan, which has a term of five years) and bears interest at a rate of 8% per annum. The loans to Messrs. McMillan and Dausch are payable in full by Mr. McMillan and Mr. Dausch in the event their employment with the Company terminates for any reason other than for "good reason" or without cause; provided, however, that on the third anniversary of the execution of each of Messrs. McMillan's and Dausch's employment agreement, the Company shall automatically forgive the entire loan principal, together with all interest accruing under the loan as of such date. The loan to Mr. Frost is payable at maturity and provides that one-third of the amount of the loan will be forgiven annually if Mr. Frost remains employed by the Company. The terms of Mr. Whitcome's employment agreement provide for forgiveness of the amount of the loan, with 20% of such amount forgiven annually if Mr. Whitcome remains employed by the Company. The loan to Mr. Rivers is payable at maturity and provides that one-third of the amount of the loan will be forgiven annually on the anniversary of his employment if Mr. Rivers remains employed by the Company. If any of the officers terminates employment with the Company, the then outstanding principal amount of the loan, plus interest, will become payable on terms specified in the respective employment agreements.

OTHER TRANSACTIONS

         The Third-Party Services Corporation manages a regional mall owned by a partnership of which Mr. Miller is the sole general partner and in which Messrs. Miller, Siegel and Nick are limited partners. In 1997, the Third-Party Services Corporation earned approximately $859,804 in management, administration and leasing fees from such partnership. These fees were computed in accordance with the management contracts assigned to the Third-Party Services Corporation at the time of the Company's initial public offering.

         During 1997, the Company maintained certain interest-bearing accounts with Franklin National Bank of Washington, D.C., of which Mr. Pincus is the chief executive officer and a shareholder. Borrowings from Franklin National Bank in 1997 included (i) a $2.4 million line of credit which was repaid in April 1997; this loan was subsequently reestablished in July 1997, bearing interest at a rate of 6.01% which matures on July 15, 1998 with an outstanding balance at December 31, 1997 of $2.4 million and (ii) a $1.5 million loan for furniture and fixtures to Third-Party Services Corporation bearing interest at a rate of 8.25% which matures in October 2000 and had an outstanding balance at December 31, 1997 of $1,114,000.

         Mr. Miller and Kan Am own equally 95% of the voting common stock of the Third-Party Services Corporation. The Company owns the remaining 5% of the voting common stock and 99% of the non-voting preferred stock. The Third-Party Services Corporation was indebted to The Mills Limited Partnership, the balance of which, as of December 31, 1997, was $35 million. No dividends were paid by the Third-Party Services Corporation in 1997.

         On September 18, 1997, the disinterested members of the Board of Directors authorized the purchase of unimproved real property in Broward County, Florida ("Sawgrass Residual") by the Third-Party Services Corporation from Sunrise Mills Residual Limited Partnership. The parties entered into a purchase and sale agreement on December 4, 1997, by which the Third-Party Services Corporation would take title to the property for a purchase price of $7 million, financed in party through the assumption of a $4.7 million mortgage loan held by Hypo Bank. This transaction closed on December 10, 1997.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and certain shareholders of the Company to file reports with the Securities and Exchange Commission regarding transactions in the Company's securities. For 1997, each of Messrs. Dausch, Nick, Siegel and Whitcome was late in filing one report to report one transaction. Mr. Herbert Miller was late in filing one Form 4 reporting one transaction and one Form 4 reporting nine transactions.

                                  OTHER MATTERS

         The Company knows of no other matters to be presented for consideration at the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in proxies returned to the Company to vote such proxies in accordance with their judgment on such matters.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Proposals of shareholders to be presented at the 1999 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to December 31, 1998 to be considered for inclusion in the Company's proxy material for that meeting. In addition, any shareholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of shareholders (other than a shareholder proposal included in the Company's proxy materials pursuant to SEC Rule 14a-8) must comply with the advance notice provisions and other requirements of Section 2.7 of the Company's Amended and Restated By-laws, which are on file with the Securities and Exchange Commission and may be obtained from the Secretary of the Company upon request.

                           COSTS OF PROXY SOLICITATION

         The costs of soliciting proxies will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners. Solicitation will be made initially by mail. Solicitation may also be made by the Company's officers, directors or employees, personally or by telephone or telecopy. Solicitation also may be made by paid proxy solicitors. The Company has engaged the firm of Corporate Investor Communications, Inc. ("CIC") to aid it in the solicitation of proxies as required to secure a quorum. CIC will be paid agreed upon amounts for each contact made with shareholders with the fee depending on the nature of the contact (e.g., by mail, by phone or in person). The total fee to be paid to CIC is estimated at $4,500. Additional expenses will be incurred if the Meeting is adjourned and to solicit additional proxies to procure a quorum at the adjourned meeting.

         Your vote is important. Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                          By Order of the Board of Directors,

                                          /s/ THOMAS E. FROST
                                          --------------------------
                                              Thomas E. Frost
                                              Secretary

April 30, 1998

                                                                   APPENDIX A

                              THE MILLS CORPORATION

            AMENDED AND RESTATED 1994 EXECUTIVE EQUITY INCENTIVE PLAN


                  The Mills Corporation Amended and Restated 1994 Executive Equity Incentive Plan (the "Plan") amends and restates in its entirety The Mills Corporation 1994 Executive Equity Incentive Plan, as amended, which became effective upon the closing of The Mills Corporation's initial public offering on April 21, 1994 (the "Effective Date").

1.                DEFINITIONS.

                  In this Plan, except where the context otherwise indicates, the following definitions apply:

                  1.1 "AGREEMENT" means a written agreement implementing a grant of an Option or an award of Restricted Stock.

                  1.2 "BOARD" means the Board of Directors of the Company.

                  1.3 "CODE" means the Internal Revenue Code of 1986, as amended.

                  1.4 "COMMITTEE" means the committee of the Board meeting the standards of Rule 16b-3(d)(1) under the Exchange Act, or any similar successor rule and Treas. Reg. Section 1.162-27(e)(3) or any similar successor rule, appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Executive Compensation Committee of the Board shall be the Committee.

                  1.5 "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

                  1.6 "COMPANY" means The Mills Corporation.

                  1.7 "CONVERSION MULTIPLE" shall have the meaning set forth in
Article II of the Limited Partnership Agreement.

                  1.8 "DATE OF EXERCISE" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of
SECTION 9 hereof.

                  1.9 "DATE OF GRANT" means the date on which an Option is granted or Restricted Stock is awarded by the Committee (or such later date as specified in advance by the Committee) or, in the case of a Nonstatutory Stock Option granted to an Outside Director, the date on which such Nonstatutory Stock Option is granted pursuant to and in accordance with the provisions of Section 11 hereof.

                  1.10 "OUTSIDE DIRECTOR" means any person who is a director of the Company and who is not also an employee of either the Company, the Limited Partnership or any of their affiliates.

                  1.11 "EMPLOYEE" means any REIT Employee or a Limited Partnership Employee.

                  1.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  1.13 "FAIR MARKET VALUE" of a Share means:

                           (a) If on the applicable date the Common Stock is
                  listed for trading on a national or regional securities exchange or authorized for quotation on the National Association of Securities Dealers, Inc.'s Nasdaq National Market System ("NASDAQ/NMS"), the closing price of the Common Stock on such exchange or NASDAQ/NMS, as the case may be, on the applicable date, or if no sales of Common Stock shall have occurred on such exchange or NASDAQ/NMS, as the case may be, on the applicable date, the closing price of the Common Stock on the next preceding date on which there were such sales;

                           (b) If on the applicable date the Common Stock is not
                  listed for trading on a national or regional securities exchange or authorized for quotation on NASDAQ/NMS, the mean between the closing bid price and the closing ask price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") with respect to the applicable date or, if closing bid and ask prices for the Common Stock shall not have been so reported with respect to the applicable date, on the next preceding date with respect to which such bid and ask prices were so reported; or

                           (c) if on the applicable date the Common Stock is not
                  listed for trading on a national or regional securities exchange or is not authorized for quotation on NASDAQ/NMS or NASDAQ, the Fair Market Value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

                  Such Fair Market Value shall be subject to adjustment as provided in SECTION 24 hereof.

                  1.14 "GRANTEE" means an Employee to whom Restricted Stock has been awarded pursuant to SUBSECTION 7.6 hereof.

                  1.15 "INCENTIVE STOCK OPTION" means on Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

                  1.16 "LIMITED PARTNERSHIP" means The Mills Limited Partnership, a Delaware limited partnership.

                  1.17 "LIMITED PARTNERSHIP AGREEMENT" means the Limited Partnership's Amended and Restated Limited Partnership Agreement dated April 21, 1994.

                  1.18 "LIMITED PARTNERSHIP EMPLOYEE" means any person determined by the Committee to be an employee of the Limited Partnership or any Limited Partnership Subsidiary.

                  1.19 "LIMITED PARTNERSHIP SUBSIDIARY" means an entity at least 50% of the total equity interests of which is owned by the Limited Partnership either directly or through one or more Limited Partnership Subsidiaries.

                  1.20 "NONSTATUTORY STOCK OPTION" means an Option granted under the Plan that is not an Incentive Stock Option.

                  1.21 "OPTION" means an option to purchase Shares granted under the Plan in accordance with the terms of either SECTION 7 or SECTION 11 hereof.

                  1.22 "OPTIONEE" means an Outside Director or an Employee to whom an Option has been granted.

                  1.23 "OPTION PERIOD" means the period during which an Option may be exercised.

                  1.24 "OPTION PRICE" mean the price per Share at which an Option may be exercised. The Option Price shall be determined by the Committee, except that, in the case of Nonstatutory Stock Options covering up to a maximum of 985,000 Shares to be granted to certain Employees contemporaneously with the consummation of the initial public offering of the Common Stock, and in the case of Nonstatutory Stock Options granted to the Outside

Directors pursuant to the provisions of SECTION 11, in no event shall the Option Price in respect of Options granted contemporaneously with the initial public offering be less than the initial public offering price of a share of Common Stock, and in all other cases, the Option Price shall not be less that 100% of the Fair Market Value per Share determined as of the Date of Grant.

                  1.25 "PERMANENT DISABILITY" means a mental or physical condition which, in the opinion of the Committee, renders an Optionee or Grantee unable or incompetent to carry out the job responsibilities which such Optionee or Grantee held or tasks to which such Optionee or Grantee was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period.

                  1.26 "PLAN" means The Mills Corporation Amended and Restated 1994 Executive Equity Incentive Plan, as the same may be amended, modified or supplemented from time to time.

                  1.27 "RELOAD OPTION" means a new Option granted to an Optionee pursuant to and in accordance with SUBSECTIONS 4.2(d)(v) and 9.2 hereof, upon the surrender of Shares to pay the Option Price of a previously granted Option.

                  1.28 "REIT EMPLOYEE" means any person determined by the Committee to be an employee of the Company or any REIT Subsidiary.

                  1.29 "REIT SUBSIDIARY" means a corporation at least 50% of the total combined voting power of all classes of stock which is owned by the Company either directly or through one or more REIT Subsidiaries.

                  1.30 "RESTRICTED STOCK" means Shares awarded pursuant to the provisions of SUBSECTION 7.6 hereof.

                  1.31 "SHARE" means a share of Common Stock.

                  1.32 "UNIT" means a "Partnership Unit," as that term is defined in the Limited Partnership Agreement.

2.                PURPOSE.

                  The purpose of the Plan is to advance the interests of the Company, the Limited Partnership and their affiliates by encouraging and facilitating the acquisition of a larger personal financial interest in the Company by Outside Directors and those Employees upon whose judgment and interest the Company, the Limited Partnership and their affiliates are largely dependent for the successful conduct of their operations, and making executive positions in the Company, the Limited Partnership and their affiliates more attractive. It is anticipated that the acquisition of such financial interest will stimulate the efforts of such Employees and Outside Directors on behalf of the Company, the Limited Partnership and their affiliates and strengthen their desire to continue in the service of the Company, the Limited Partnership or their affiliates. It is also anticipated that the opportunity to obtain such a financial interest will prove attractive to promising executive talent and will assist the Company, the Limited Partnership and their affiliates in attracting such persons.

3.                SCOPE OF THE PLAN.

                  3.1 SHARES AVAILABLE. An aggregate of 4,500,000 Shares is hereby made available and shall be reserved for issuance under the Plan with respect to the exercise of Options and awards of Restricted Stock, provided that no more than 1,500,000 Shares may be issued pursuant to awards of Restricted Stock. Such number of Shares shall be reduced by the aggregate number of Shares acquired from time to time to be held as treasury Shares reserved for use under the Plan. The aggregate number of Shares available under this Plan shall be subject to adjustment upon the occurrence of any of the events and in a manner set forth in SECTION 24 hereof.

                  3.2 SHARES SUBJECT TO TERMINATED OPTIONS OR FORFEITED RESTRICTED STOCK AWARDS. If and to the extent, an Option shall expire or terminate for any reason without having been exercised in full, the Shares subject thereto which have not become outstanding shall (unless the Plan shall have terminated) become available under the Plan for other awards. Any Shares of Restricted Stock forfeited by the Grantee, will (unless the Plan shall have terminated) become available under the Plan for other grants or awards.

                  3.3 AUTHORITY TO PURCHASE SHARES. The Board, such committee of the Board that the Board shall specifically authorize or direct on its behalf, or the Committee shall have the authority to cause the Company to purchase from time to time, in such amounts and at such prices as the Board, in its discretion, shall deem advisable or appropriate, Shares to be held as treasury Shares and reserved and used solely for or in connection with grants or awards under the Plan, at the discretion of the Committee.

4.                ADMINISTRATION.

                  4.1 THE COMMITTEE. The Plan shall be administered by the Committee. Members of the Committee shall not participate in the Plan or receive grants or awards of equity securities under any other plan of the Company or any of its affiliates except as provided in SECTION 11.

                  4.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

                       (a) to grant Options and awards of Restricted Stock;

                  (b) subject to SECTIONS 7 and 11, to determine (a) the Option Price of the Shares subject to each Option, (b) the Employees and Outside Directors to whom, and the time or times at which, Options shall be granted or Restricted Stock shall be awarded, and (c) subject to SECTION 3, the number of Shares subject to an Option and the number of Shares of Restricted Stock to be granted to each Optionee and Grantee thereof, respectively;

                  (c) to determine all other terms and provisions of each Agreement (which may, but need not be, identical), and with the consent of the Optionee or Grantee, as the case may be, to modify any Agreement (including, without limitation, the vesting of Restricted Stock subject to such Agreement);

                  (d) without limiting the foregoing, to provide, in its discretion, in any Agreement:

                           (i) for an agreement by the Optionee or Grantee, as the case may be, to render services to the Company, a REIT Subsidiary, the Limited Partnership or a Limited Partnership Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power to commit the Company, a REIT Subsidiary, the Limited Partnership or a Limited Partnership Subsidiary to employ or otherwise retain any Optionee or Grantee;

                           (ii) for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option, and for other restrictions permitted by SUBSECTION 7.6 hereof with respect to Restricted Stock awarded to a Grantee;

                           (iii) for an agreement by the Optionee or Grantee, as the case may be, to resell to the Company, under specified conditions, Shares issued upon the exercise of an Option or awarded as Restricted Stock;

                           (iv) for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including without limitation by delivery of Shares (other than Restricted Stock) valued at Fair Market Value on the Date of Exercise of the Option in accordance with the terms of SUBSECTION 9.1 hereof, or a combination of cash and Shares, or for the payment in part of the Option Price with a promissory note in accordance with the
                           terms of SUBSECTION 9.3 hereof;

                           (v) for the automatic issuance of a Reload Option covering a number of Shares equal to the number of any Shares used to pay the Option Price in accordance with the terms of SUBSECTION 9.2 hereof;

                           (vi) for the right of the Optionee to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company, the Limited Partnership, a REIT Subsidiary or a Limited Partnership Subsidiary (other than required tax withholding amounts) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (I) the Fair Market Value of a Share on the date of surrender, over (II) the Option Price, plus an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee might be entitled. Other than for purposes of SUBSECTION 6.2(b) hereof, any such surrender shall be treated as the exercise of the Option (or portion thereof).

                  (e) to construe and interpret the Plan and Agreements;

                  (f) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation and subject to SECTION 15 hereof, the rules with respect to the exercisability of Options and the vesting of Restricted Stock;

                  (g) to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option or acquiring Restricted Stock, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws of the United States or of any state;

                  (h) to prescribe the method by which grants of Options and awards of Restricted Stock shall be evidenced;

                  (i) to cancel, with the consent of the Optionee thereof, outstanding Options and to grant new Options in substitution therefor;

                  (j) to require withholding from or payment by an Optionee or Grantee, as the case may be, of any federal, state, or other governmental taxes;

                  (k) to prohibit the election described in SECTION 12 hereof;

                  (l) to make all other determinations deemed necessary or advisable for the administration of the Plan; and

                  (m) to impose such additional conditions, restrictions and limitations upon the exercise, vesting or retention of Options or Restricted Stock as the Committee may, prior to or concurrently with the grant or award thereof, deem appropriate, including, but not limited to, limiting the percentage of Options which may from time to time be exercised by an Optionee.

                  4.3 FINALITY OF COMMITTEE DETERMINATIONS: LIABILITY OF MEMBERS. The determination of the Committee on all matters relating to the Plan or any Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Agreement or any grant thereunder.

                  4.4 PERIODIC COMMITTEE REVIEW AND MEETINGS WITH MANAGEMENT. The Committee shall from time to time review the implementation and results of the Plan to determine the extent to which the Plan's purpose is being accomplished. In addition, the Committee shall periodically meet with senior management of the Company and the Limited Partnership to review their suggestions regarding grants and awards under the Plan, including the individuals who are proposed to receive grants or awards and the amount and terms of such grants or awards; provided, that all such grants and awards shall be determined solely by the Committee in its discretion.

                  4.5 INDEMNIFICATION OF THE COMMITTEE. In addition to such other rights of indemnification as they may have as directors of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Limited Partnership or, if related to a grant or award to an Outside Director or REIT Employee, by the Company, against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Restricted Stock granted or awarded hereunder, and against all amounts reasonably paid by them in a settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Limited Partnership or, with respect to an Outside Director or REIT Employee, the Company.

5.                ELIGIBILITY.

                  Options and Restricted Stock may be granted or awarded, as the case may be, only to Outside Directors and Employees, except that Limited Partnership Employees are not eligible to receive Incentive Stock Options and Outside Directors and other members of the Committee are not eligible to receive Options or Restricted Stock other than pursuant to SECTION 11. Subject to the provisions of SECTION 3 and 28 hereof, an Employee or Outside Director who has been granted an Option or awarded Restricted Stock may be granted additional Options or awarded additional Restricted Stock; provided, however, that grants of Nonstatutory Stock Options to Outside Directors are subject to the limitations set forth in SECTION 11. In selecting the individuals to whom Options or Restricted Stock shall be granted or awarded, as the case may be, as well as in determining the number of Shares subject to each Option or Restricted Stock to be granted or awarded, the Committee shall take into consideration such factors as it deems relevant in connection with promoting the purposes of the Plan.

6.               GENERAL OBLIGATIONS OF THE COMPANY AND THE LIMITED PARTNERSHIP.

                  6.1 ISSUANCE OF SHARES AND FRACTIONAL SHARE PAYMENTS. All Shares issued under the Plan pursuant to the exercise of an Option or an award of Restricted Stock shall be issued by the Company. All cash paid under the Plan with respect to a fractional Share upon the surrender of an Option in accordance with SUBSECTION 4.2(d)(iv) and 9.2 hereof shall be paid by the Company.

                  6.2 OPTIONS EXERCISED.

                  (a) ISSUANCE OF UNITS AND CAPITAL ACCOUNT ADJUSTMENTS. Upon the exercise of an Option, the Limited Partnership shall issue to the Company, a number of Units equal to (i) the number of Shares issued to the Optionee, divided by (ii) the Conversion Multiple. The Company's Limited Partnership capital account in the Limited Partnership shall be credited with an amount equal to the Fair Market Value of the number of Shares issued upon the exercise of an Option.

                  (b) CASH CONTRIBUTIONS BY THE COMPANY. Upon the exercise of an Option (not including any deemed exercise upon the surrender of an Option in accordance with SUBSECTION 4.2(d)(vi) hereof), the Company shall contribute to the Limited Partnership an amount of cash equal to the aggregate Option Price paid by the Optionee for the Shares issued upon exercise, regardless of whether the Optionee pays the Option Price in cash, Shares or a combination thereof; provided, that to the extent the Option Price is paid with a promissory note of the Optionee in accordance with the provisions of SUBSECTION 9.3 hereof, the amount of cash contributed to the Limited Partnership pursuant to this SUBSECTION 6.2(b) shall be contributed to the Limited Partnership only upon receipt by the Company of any installment and interest due under such promissory note and shall be limited to the amount of such installment and interest and provided that, if the Optionee pays with Shares, the Company shall have the right to cancel the Shares received in which event Units held by the Company in an amount equal to the Shares canceled multiplied by the Conversion Multiple shall be canceled by the Limited Partnership. The Company's contribution of cash to the Limited Partnership pursuant to the preceding sentence shall not be treated as a contribution to capital and the Company's capital account in the Limited Partnership shall not be credited with the amount of cash so contributed.

                  (c) FRACTIONAL SHARE CASH REIMBURSEMENTS BY THE LIMITED PARTNERSHIP AND TREATMENT THEREOF. The Limited Partnership shall reimburse the Company for any cash paid with respect to a fractional Share upon the surrender of an Option in accordance with SUBSECTION 4.2(d)(vi) hereof. Such reimbursement shall be treated as the reimbursement of an expense incurred by the Company on behalf of the Limited Partnership, shall not be treated as a distribution by the Limited Partnership to the Company and shall not reduce the Company's Limited Partnership capital account.

                  6.3 RESTRICTED STOCK AWARDS. Upon the award of shares of Restricted Stock, the Limited Partnership shall issue to the Company a number of restricted Units, equal to (i) the number of shares of Restricted Stock awarded to the Grantee, divided by (ii) the Conversion Multiple, that are subject to the same restrictions as those applicable to the shares of Restricted Stock. Upon the lapse of restrictions applicable to the shares of Restricted Stock, the restrictions applicable to the corresponding restricted Units referred to in this SUBSECTION 6.3 also shall lapse. The Company's capital account in the Limited Partnership shall be adjusted, as appropriate, to reflect the issuance of shares of Restricted Stock, and such capital account also shall be adjusted, as appropriate, in the event that the shares of Restricted Stock are forfeited or the restrictions thereon lapse.

7.                CONDITIONS TO GRANTS AND AWARDS.

                  7.1 GENERAL. Subject to the provisions of SECTIONS 5 and 11 hereof, the Committee is hereby authorized to grant Nonstatutory Stock Options to Outside Directors and Employees and Incentive Stock Options to REIT Employees. All Agreements granting Options shall contain a statement that the Option is intended to be either (a) a Nonstatutory Stock Option, or (b) an Incentive Stock Option, and all Options designated as Incentive Stock Options shall be, in addition to other provisions of this Plan, subject to the terms and conditions of SUBSECTION 7.4 below. Subject to the provisions of SECTIONS 3 and 28 hereof, an individual who has been granted an Option or Restricted Stock may, if such individual is otherwise eligible, be granted additional Options or awarded additional Restricted Stock if the Committee shall so determine. Subject to the other provisions of this Plan, the Committee may grant Options or award Restricted Stock with terms and conditions which differ among the Optionees or Grantees thereof, respectively.

                  7.2 OPTION PERIOD AND EXERCISABILITY. Subject to the terms of
SECTION 11 hereof, the Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that the Option Period shall not be for a period of more than ten years from the Date of Grant, and shall be subject to earlier termination as herein provided. The terms and conditions with respect to exercisability shall be determined by the Committee. To the extent not set forth in the Plan, the terms and conditions of each grant shall be set forth in an Agreement.

                  7.3 GRANTS OF OPTIONS AND OPTION PRICE. Before the grant of any Option, the Committee shall determine the Option Price of the Shares subject to such Option; provided that, except as provided in SUBSECTION 7.4 below, with respect to Incentive Stock Options, the Option Price shall not be less that 100% of the Fair Market Value of the Common Stock on the Date of Grant.

                  7.4 GRANTS OF INCENTIVE STOCK OPTIONS. Any Option designated as an Incentive Stock Option may be granted only to a REIT Employee and shall:

                  (a) have an Option Price of (i) not less than 100% of the Fair Market Value of a Share on the Date of Grant, or (ii) in the case of a REIT Employee who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its 50%-or-more owned subsidiaries (a "10% Owner"), not less than 110% of the Fair Market Value of a Share on the Date of Grant;

                  (b) have an Option Period of not more than ten years (five years, in the case of a 10% Owner) from the Date of Grant, and shall be subject to earlier termination as herein provided;

                  (c) notwithstanding the provisions relating to termination of employment set forth in SECTION 15 hereof, not to be exercisable more than three months (or one year, in the case of an Optionee who is disabled within the meaning of Section 22(e)(3) of the Code) after termination of employment;

                  (d) not have an aggregate Fair Market Value (determined for each Incentive Stock Option at the time it is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by such Optionee during any calendar year (under this Plan and any other employee stock option plan of the Optionee's employer or any parent or 50%-or-more owned subsidiary thereof), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

                  (e) if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to all Incentive Stock Options previously granted under this Plan and Other Plans ("Prior Grants") and any Incentive Stock Options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

                           (i) the portion of the Current Grant exercisable for the first time by the Optionee during any calendar year which would be, when added to any portions of any Prior Grants exercisable for the first time by the Optionee during any such calendar year with respect to Shares which would have an aggregate Fair Market Value (determined at the time of each such grant) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Optionee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Optionee when added to all Prior Grants without exceeding the $100,000 Limit;

                           (ii) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant;

                           (iii) be granted within ten years from the earlier of the date the Plan is adopted or the date the Plan is approved by stockholders of the Company; and

                           (iv) require the Optionee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten days of such disposition.

                  7.5 CODE SECTION 162(m) COMPLIANCE FOR OPTION GRANTS. The maximum number of Shares subject to Options which may be awarded to any Optionee in any one calendar year shall not exceed 500,000 Shares. In all events, determinations under the preceding sentence shall be made in a manner which is consistent with Code Section 162 and the regulations promulgated thereunder.

                  7.6 AWARDS OF RESTRICTED STOCK. The Committee is hereby authorized to award shares of Restricted Stock to Employees in accordance with the following provisions:

                  (a) GENERAL NATURE OF RESTRICTIONS. Restricted Stock awards under the Plan shall consist of Shares that are restricted against transfer, subject to forfeiture and subject to such other terms and conditions intended to further the purposes of the Plan as may be determined by the Committee.

                  (b) TERMS OF AWARD AGREEMENTS. Restricted Stock awards shall be evidenced by Agreements containing provisions setting forth the terms and conditions governing such awards. Each such Agreement shall contain the following:

                           (i) prohibitions against the sale, assignment, transfer, exchange, pledge, hypothecation or other encumbrance of (A) the Shares awarded as Restricted Stock under the Plan, (B) the right to vote the Shares, or (C) the right to receive dividends thereon in each such case during the restriction period applicable to the Shares; provided, however, that the Grantee shall, unless otherwise provided in the applicable Agreement, have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares;

                           (ii) at least one term, condition or restriction constituting a "substantial risk of forfeiture" as defined in Section 83(c) of the Code;

                           (iii) such other terms, conditions and restrictions as the Committee in its discretion may specify (including, without limitation, provisions creating additional substantial risks of forfeiture);

                           (iv) a requirement that each certificate representing shares of Restricted Stock shall be deposited with the Company, or its designee, and shall bear the following legend:

                                    "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in The Mills Corporation Amended and Restated 1994 Executive Equity Incentive Plan, as the same may be amended from time to time (the "Plan") and a written agreement (the "Agreement") entered into between the registered owner and The Mills Corporation. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of The Mills Corporation."

                           (v) the applicable period or periods of any terms, conditions or restrictions applicable to the Restricted Stock; provided, however, that the Committee in its discretion may accelerate the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Grantee; and

                           (vi) the terms and conditions upon which any restrictions upon Shares of Restricted Stock awarded under the Plan shall lapse and new certificates free of the foregoing legend shall be issued to the Grantee or his or her legal representative.

                  (c) FORFEITURE UPON TERMINATION OF EMPLOYMENT. Notwithstanding the provisions of SUBSECTION 15.1 hereof, the Committee may include in an Agreement relating to an award of Restricted Stock a requirement that in the event of a Grantee's termination of employment for any reason prior to the lapse of restrictions, all Shares of Restricted Stock shall be forfeited by the Grantee to the Company without payment of any consideration by the Company, and neither the Grantee nor any successors, heirs, assigns or personal representatives of the Grantee shall thereafter have any further rights or interest in the Shares or certificates.

                  (d) RESTRICTED STOCK - DIVIDEND EQUIVALENTS. The Committee may establish terms and conditions under which the Grantee of a Restricted Stock award shall be entitled to receive a credit equivalent to any dividend payable with respect to the number of Shares which, as of the record date for such dividend, had been stated in the award but not satisfied by delivery to him of Shares. Any such dividend equivalents shall be paid to the Grantee at such time or times during the period when the Shares are being held by the Company pursuant to the terms of the Restricted Stock award, or at the time the Shares to which the dividend equivalents apply are delivered to the Grantee, as the Committee shall determine. Any arrangement for payment of dividend equivalents shall be terminated if, under the terms and conditions established by the Committee, the right to receive Shares of Restricted Stock being held pursuant to the terms of the Restricted Stock award shall lapse.

                  (e) CODE SECTION 162(m) COMPLIANCE FOR RESTRICTED STOCK. This SUBSECTION 7.6(e) applies only to those salaried Employees who, in the judgment of the Committee, may be Covered Employees, under Code Section 162(m)(3). With respect to the grant of Restricted Stock, the Committee may establish performance goals applicable to Restricted Stock granted to Grantees in such manner as shall permit the Grant to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. It is specifically provided that the material terms of such performance goals for Grantees shall, until changed by the Committee, with the approval of the shareholders, be as follows: (i) the business criterion on which performance goals shall be based shall be

                  o the attainment of such levels of either earnings per share from continuing operations or shareholder return as may be specified by the Committee; or

                  o the attainment of certain revenue or pre-tax income levels, as established by the Committee; and

                  (ii) the maximum number of shares of Restricted Stock which may be granted to any Grantee in any one calendar year shall not exceed 200,000 shares. In all events, determinations under the preceding sentence shall be made in a manner which is consistent with Code Section 162 and the regulations promulgated thereunder.

8.                NON-TRANSFERABILITY.

                  Unless otherwise provided in the applicable Agreement, each Option granted and Restricted Stock awarded hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution and Options may be exercised, during the Optionee's lifetime, only by the Optionee.

9.                EXERCISE OF OPTIONS.

                  9.1 MANNER OF EXERCISE AND PAYMENT. Subject to the provisions hereof and the provisions of the Agreement under which it was granted, each Option shall be exercised by delivery to the Company's treasurer of written notice of intent to purchase a specific number of Shares subject to the Option. The Option Price of any Shares as to which an Option is exercised shall be paid in full at the time of the exercise, unless and to the extent that the Committee agreed in the Agreement in which the Option was granted to accept a promissory note as provided in SUBSECTION 9.2 below. Payment may, at the election of the Optionee, be made in (i) cash, (ii) Shares valued at its Fair Market Value on the date of exercise, (iii) surrender of an exercisable Option covering Shares with an aggregate Fair Market Value as the date of exercise in excess of the Option Price of such Option equal to the Option Price of the Options sought to be exercised, (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount in cash equal to the Option Price, or (v) any combination of the foregoing. In certain circumstances, payment may also be made in accordance with SUBSECTION 9.3 below.

                  9.2 RELOAD OPTION. Pursuant to SUBSECTION 4.2(d)(v) hereof, the Committee may, in its sole discretion, award Reload Options in an amount equal to the number of Shares delivered in payment of the Option Price in connection with the exercise of an Option. To the extent required by applicable law, the number of Reload Options available to each Optionee shall be set forth in each award. The Option Price for any Reload Option shall be the Fair Market Value of a Share on the date that Shares are surrendered in payment of the Option Price. Other terms of the Reload Option shall be the same as the terms contained in the Agreement relating to the Option being exercised, provided that if a Reload Option is granted in connection with the use of Shares to pay the exercise price of an Incentive Stock Option, the Reload Option shall be a Nonstatutory Stock Option.

                  9.3 DEFERRED PAYMENT OF OPTION PRICE. To the extent permitted by applicable law, the Committee may agree in the Agreement in which an Option is granted to accept as partial payment for the Shares a promissory note of the Optionee evidencing his or her obligation to make further cash payment therefor; provided, however, that in no event may the Committee accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the Shares. Promissory notes made pursuant to this SUBSECTION
9.3 shall be payable as determined by the Committee, shall be secured by a pledge of the Shares in respect of the purchase of which the promissory note is being delivered and shall bear interest at a rate fixed by the Committee (which rate shall not be lower than a reasonable commercial rate).

10.               ACCELERATED EXERCISE.

                  Notwithstanding any other provisions of the Plan, all unexercised Options and non-vested Restricted Stock awards may be exercised or disposed of commencing on the date of a Change of Control, as defined in SECTION 16 hereof; provided, however, that the Company may cancel all such Options and Restricted Stock under the Plan as of the date of a Change of Control by giving notice to each Optionee or Grantee thereof, as the case may be, of its intention to do so and by permitting the purchase during the thirty-day period next preceding such effective date of all of the Shares subject to such outstanding Options or by payment for outstanding Restricted Stock during such thirty-day period.

11.               GRANT OF STOCK OPTIONS TO OUTSIDE DIRECTORS.

                  Each Outside Director shall be eligible to be granted Nonstatutory Stock Options and all such grants shall only be made under and in accordance with the provisions of this SECTION 11.

                  11.1 GRANT TO OUTSIDE DIRECTORS. Each person who becomes an Outside Director during 1994 shall be granted, on the date such person first becomes an Outside Director, a Nonstatutory Stock Option to purchase 1,000 Shares at an Option Price equal to the initial public offering price of a share of Common Stock in connection with the initial public offering of the Common Stock. Thereafter, each Outside Director shall be granted on each date such person first becomes an Outside Director or is re-elected as an Outside Director, which shall be the Date of Grant, a Nonstatutory Stock Option to purchase 1,000 Shares at an Option Price equal to the Fair Market Value of such shares on the Date of Grant. Each Nonstatutory Stock Option shall provide that it may be exercised no later than ten years following the Date of Grant and that the Nonstatutory Stock Option shall become exercisable with respect to the 500 Shares beginning on the third anniversary of the Date of Grant and 500 Shares beginning on the fourth anniversary of the Date of Grant, provided that the Optionee remains a director of the Company on such third and fourth anniversaries of the Date of Grant.

                  11.2 INSUFFICIENT SHARES AVAILABLE. If on any date on which Nonstatutory Stock Options are to be granted pursuant to SUBSECTION 11.1 above there is an insufficient number of Shares available pursuant to SECTION 3 hereof for such grant, the number of Shares subject to each Option granted pursuant to SUBSECTION 11.1 on such date shall equal the number of Shares that otherwise would be subject to such Nonstatutory Stock Options but for such limitation multiplied by a fraction, the numerator of which shall be the total number of Shares then available pursuant to SECTION 3 for the grant of Nonstatutory Stock Options, and the denominator of which shall be the aggregate number of Shares that otherwise would be granted pursuant to SUBSECTION 11.1, such product to be rounded down to the nearest whole number.

                  11.3 CHANGE OF CONTROL. Notwithstanding the provisions of SUBSECTION 11.1, a Nonstatutory Stock Option granted pursuant to SUBSECTION 11.1 may be exercised in full upon a Change of Control.

12.               NOTIFICATION UNDER SECTION 83(b).

                  Provided that the Committee has not prohibited such Optionee or Grantee, as the case may be, from making the following election, if an Optionee or Grantee shall, in connection with the exercise of any Option or the award of Restricted Stock, respectively, make the election permitted under
Section 83(b) of the Code (i.e., an election to include in such Optionee's or Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Optionee or Grantee shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

13.               WITHHOLDING TAXES.

                  The Company shall be entitled to require as a condition of delivery of Shares hereunder that the Optionee or Grantee, as the case may be, remit an amount sufficient to satisfy all federal, state, and other governmental withholding tax requirements related thereto.

14.               ELECTIVE SHARE WITHHOLDING.

                  14.1 An Optionee or Grantee may, subject to Committee approval, elect the withholding ("Share Withholding") by the Company of a portion of the Shares otherwise deliverable to such Optionee or Grantee upon his or her exercise of an Option or vesting of a Restricted Stock award having a Fair Market Value equal to either (a) the amount necessary to satisfy such Optionee's or Grantee's required federal, state, or other governmental withholding tax liability with respect thereto, or (b) a greater amount, not to exceed the estimated total amount of such Optionee's or Grantee's tax liability with respect thereto.

                  14.2 SHARE WITHHOLDING IS SUBJECT TO COMMITTEE APPROVAL. Share Withholding is subject to Committee approval and each Share Withholding election by an Optionee or Grantee shall also be subject to the following restrictions:

                  (a) the election must be made prior to the date on which the amount of tax to be withheld is determined; and

                  (b) the election shall be irrevocable.

15.               TERMINATION OF EMPLOYMENT.

                  15.1 FORFEITURE. Subject to the provisions of SUBSECTION 7.4 hereof with respect to Incentive Stock Options and the provisions of SUBSECTION 7.6(c) hereof with respect to Restricted Stock, unless otherwise provided in an applicable Agreement, an unexercised Option or non-vested Restricted Stock award shall terminate and/or be forfeited upon the date on which the Optionee or Grantee thereof, as the case may be, is no longer an Employee ("Termination of Employment"), except that:

                  (a) DEATH. If the Optionee's or Grantee's Termination of Employment is by reason of his or her death, unexercised Options to the extent exercisable on the date of the Optionee's death, may be exercised, in whole or in part, at any time within one (1) year after the date of the death by the Optionee's personal representative or by the person whom the Options are transferred by will or the applicable laws of descent and distribution and non-vested Restricted Stock awards shall become vested on the date of the Grantee's death.

                  (b) RETIREMENT. If the Optionee's or Grantee's employment is terminated as a result of retirement under the provisions of a retirement plan of the Company or any of its affiliates applicable to the Optionee or Grantee (or on or after age 60 if no retirement plan of the Company or any of its affiliates are applicable to the Optionee or Grantee), any unexercised Option to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within 90 days after the date of such Termination of Employment, and non-vested Restricted Stock awards shall become vested; provided that, if the Optionee dies after such Termination of Employment and before the expiration of such 90-day period, unexercised Options held by such deceased Optionee may be exercised by his or her personal representative or by the person to whom the Option is transferred by will or the applicable laws of descent and distribution within one year after the Optionee's Termination of Employment.

                  (c) PERMANENT DISABILITY. If the Optionee's or Grantee' employment is terminated as a result of his or her Permanent Disability, any unexercised Option, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within one year after the date of such Termination of Employment, and non-vested Restricted Stock awards shall become vested; provided that, if an Optionee dies after such Termination of Employment and before the expiration of such one year period, the unexercised Options may be exercised by the deceased Optionee's personal representative or by the person to whom the unexercised Options are transferred by will or the applicable laws of descent and distribution within one year after the Optionee's Termination of Employment, or, if later, within 180 days after the Optionee's death.

                  (d) OTHER REASONS FOR TERMINATION. If the Optionee or Grantee has a Termination of Employment for any reason other than by death, retirement or Permanent Disability, any unexercised Option to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within 90 days from the date of such Termination of Employment.

                  15.2 OPTION TERM. Any of the provisions herein to the contrary notwithstanding, no Option shall be exercisable beyond the term specified in the related Agreement thereof.

16.               CHANGE OF CONTROL.

                  16.1 DEFINITION OF "CHANGE OF CONTROL." The term "Change of Control" means any of the following events and, if more than one of the following events shall occur, each such event shall constitute a separate Change of Control.

                  (a) ACQUISITION OF STOCK. The acquisition, by a person or group of persons acting in concert, of a beneficial ownership interest in the Company, resulting in the total beneficial ownership of such persons or group of persons equaling or exceeding 20% of the outstanding common stock of the Company. The Change of Control shall be deemed to occur on the date the beneficial ownership of the acquiring person or group of persons first equals or exceeds 20% of the outstanding common stock of the Company.

                  (b) CHANGE IN BOARD COMPOSITION. A change, within any period of twenty-four months or less, in the composition of the Board such that at the end of such period a majority of the directors who are then serving were not serving at the beginning of such period, unless at the end of such period a majority of the directors in office were nominated upon the recommendation of a majority of the Board at the beginning of such period. The Change of Control shall be deemed to occur on the date of the last director necessary to result in a Change of Control takes office or resigns from office, as applicable.

                  (c) MERGER, CONSOLIDATION OR OTHER REORGANIZATION. The merger, consolidation or other reorganization having substantially the same effect, or the sale of all or substantially all the consolidated assets of the Company. Such Change of Control shall be deemed to occur on the date which the transaction is approved by the Company's stockholders.

                  16.2 EFFECT OF OPTIONEE'S OR GRANTEE'S PARTICIPATION IN CHANGE OF CONTROL. Notwithstanding the foregoing provisions of this SECTION 16, a Change of Control shall be deemed not to have occurred with respect to any Optionee or Grantee, if such Optionee or Grantee is, by written agreement, a participant on his or her own behalf in a transaction in which the persons (or their affiliates) with whom such Optionee or Grantee has the written agreement acquire the Company and, pursuant to the written agreement the Optionee or Grantee has an equity interest in the resulting entity.

                  16.3 NOTICE OF CHANGE OF CONTROL. The Company shall notify all Optionees and Grantees of the occurrence of a Change of Control promptly after its occurrence, but any failure of the Company to notify shall not deprive the Optionees or Grantees of any rights accruing hereunder by virtue of a Change of Control.

17.               SUBSTITUTED OPTIONS.

                  If the Committee cancels, with the consent of an Optionee, any Option granted under the Plan, and a new Option is substituted therefor, then the Committee may, in its discretion, provide that the Date of Grant of the canceled Option shall be the date used to determine the earliest date or dates for exercising the new substituted Option under SUBSECTION 7.2 hereof so that the Optionee may exercise or dispose of the substituted Option at the same time as if the Optionee had held the substituted Option since the Date of Grant of the canceled Option.

18.               SECURITIES LAW MATTERS.

                  18.1 INVESTMENT INTENT REPRESENTATION; RESTRICTIVE LEGEND. Where an investment intent representation or restrictive legend is deemed necessary to comply with the Securities Act of 1933, as amended, the Committee may require a written representation to that effect by the Optionee or Grantee, or may require that such legend be affixed to certificates for Shares at the time the Option is exercised.

                  18.2 COMPANY'S RIGHT TO POSTPONE EXERCISE. If based upon the opinion of the counsel to the Company, the Committee determines that the exercise of any Options would violate any applicable provisions of (i) state or federal securities law, or (ii) the listing requirements of any securities exchange registered under the Exchange Act on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise; provided, however, that the Company shall use its best efforts to cause such exercise to comply with all such provisions at the earliest practicable date; and provided further, that the Committee's authority under this SUBSECTION 18.2 shall expire from and after the date of any Change of Control.

                  18.3 RULE 16b-3 COMPLIANCE. With respect to officers, directors and 10% stockholders of the Company subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board and the Committee.

19.               FUNDING.

                  Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets are to be used for payment of, benefits under the Plan.

20.               NO EMPLOYMENT RIGHTS.

                  Neither the establishment of the Plan, nor the granting of any rights under the Plan shall be construed to (a) give any Optionee or Grantee the right to remain employed by the Company, the Limited Partnership or any of their affiliates or to any benefits not specifically provided by the Plan, or (b) in any manner modify the right of the Company, the Limited Partnership or any of their affiliates to modify, amend, or terminate any of its employee benefit plans.

21.               STOCKHOLDER RIGHTS.

                  An Optionee or Grantee shall not, by reason of any right granted hereunder, have any right as a stockholder of the Company with respect to the Shares which may be deliverable upon exercise of such Option or vesting of Restricted Stock until such Shares have been delivered to him or her.

22.               NATURE OF PAYMENTS.

                  Any and all grants or deliveries of Shares hereunder shall constitute special incentive payments to the Optionee or Grantee and shall not be taken into account in computing the amount of salary or compensation of the Optionee or Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company, the Limited Partnership or any of their affiliates, or (b) any agreement between the Company, the Limited Partnership or any of their affiliates, on the one hand, and the Optionee or Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

23.               NON-UNIFORM DETERMINATIONS.

                  Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive grants and awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Option agreements and Restricted Stock agreements as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment, under SECTION 15 hereof, of leaves of absence.

24.               ADJUSTMENTS.

                  Any Option or Restricted Stock Agreement entered into hereunder may contain such provisions as the Committee shall determine for equitable adjustment of (a) the number of Shares covered thereby, (b) the Option Price, or (c) otherwise, to reflect a stock dividend, stock split, reverse stock split, Share combination, recapitalization, merger, consolidation, asset spin-off, reorganization, or similar event, of or by the Company. In any such event, regardless of whether specified in an Agreement, the aggregate number of Shares available under the Plan shall be appropriately adjusted to equitably reflect such event.

25.               AMENDMENT OF THE PLAN.

                  25.1 BOARD'S AUTHORITY TO MODIFY. The Board may make such modifications of the Plan as it shall deem advisable; provided, however, no modifications shall be made which would impair the rights of any Optionee or Grantee theretofore granted or awarded without his or her consent; and provided further, the Board may not, without further approval of the stockholders of the Company, except as provided in SECTION 24 above, either:

                  (a) materially increase the number of Shares reserved for issuance under the Plan;

                  (b) materially increase the benefits accruing to participants under the Plan;

                  (c) materially modify the requirements as to eligibility for participation in the Plan; or

                  (d)      extend the date of termination of the Plan.

                  25.2 DEFINITION OF MATERIAL. For purposes of this SECTION 25, the term "material" shall be construed in accordance with the Commission's interpretive views, as modified from time to time, regarding stockholder approval for amendments to employee benefit plans intended to comply with Rule 16b-3 under Section 16 of the Exchange Act.

26. TERMINATION OF THE PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any rights then outstanding under the Plan.

 27. CONTROLLING LAW. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware, except its laws with respect to choice of law, and the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

28. MAINTAINING REIT STATUS. Subject to SECTIONS 3 and 11 hereof, there is no limit on the number of Shares that may be subject to awards or grants to any one Outside Director or Employee under the Plan, except that the Committee shall not take any action or make any grants or awards hereunder that could cause the Company to fail to qualify as a real estate investment trust for federal income tax purposes.

29. ACTION BY THE COMPANY. Any action required by the Company under the Plan shall be by resolution of the Board.

                            THE MILLS CORPORATION


                   ANNUAL MEETING OF SHAREHOLDERS MAY 28, 1998

          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned does hereby appoint Peter B. McMillian and Thomas E. Frost, or either one of them, with full power of substitution in each, as proxies to vote, on the matters identified and as directed on the reverse side of this card, or, if not so directed, in accordance with the recommendations of the Board of Directors, all shares of the Mills Corporation (the "Company") held of record by the undersigned at the close of business on April 1, 1998 and entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 28, 1998 at 10:00 a.m. Eastern Daylight Savings Time, at the Key Bridge Marriott, 1401 Lee Highway, Arlington, virginia, and upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     This proxy, when properly completed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is otherwise given, this proxy will be voted (i) FOR the following nominees for election as Directors:
(1) James C. Braithwaite, (2) James F. Dausch, (3) Joseph B. Gildenhorn, (4) Harry H. Nick and (5) Robert P. Pincus, (ii) FOR Proposal 2 to adopt and approve the Company's Amended and Restated 1994 Executive Equity Incentive Plan (the "Plan"), (iii) FOR Proposal 3 to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998, and (iv) in the discretion of the named proxies as to any other matters properly presented at the meeting.

     Your are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The proxies cannot vote your shares unless you sign and return this proxy card.



                           - FOLD AND DETACH HERE -

[X] PLEASE MARK YOUR                                                                                                  2930
    VOTE AS IN THIS
    EXAMPLE.


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.
If no direction is otherwise made, the proxy will be voted FOR the item or items for which no direction is made, and in the discretion of the named proxies as to any other matters properly presented at the meeting.



                     FOR       WITHHELD                                                               FOR    AGAINST   ABSTAIN
1. Election of      [  ]         [  ]                            2. Proposal to adopt and approve     [ ]      [ ]       [ ]
   Directors                                                        the Company's Amended and
   (see reverse)                                                    Restated 1994 Executive Equity
                                                                    Incentive Plan.
For, xcept vote withheld from the following nominee(s):
                                                                 3. Proposal to ratify the            [ ]      [ ]       [ ]
                                                                    appointment of Ernst &
                                                                    Young LLp as auditors for 1998.

                                                                                    The undersigned hereby acknowledges receipt of
                                                                                    the Notice of 1998 Annual Meeting of
                                                                                    Shareholders and accompanying Proxy Statement.

SIGNATURE(S)
            ----------------------------------------------------------------------------------------------------------------------
Please sign above exactly as name appears, when shares are held by joint tenants, both should sign. When signing as Guardian,
Executor, Administrator, Attorney, Trustee, etc., please give full title as such if a corporation, sign in full corporate name by
President or other authorized officer, giving title. If a partnership, sign in partnership name by authroized person.

                            -FOLD AND DETACH HERE-



                            THE MILLS CORPORATION

Dear Shareholder:

The Mills Corporation encourages its Shareholders to take advantage of a convenient way by which you can vote your shares by telephone. If you vote by telephone, you do not need to return this proxy card.

To vote your shares by telephone you must use the voter control number in the box above, just below the perforation.

On a touch-tone telephone call toll-free 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 day a week. The telephone response system will lead you through the simple process of voting your proxy. Your voter control number above must be used to access the system.

YOUR TELEPHONE VOTE PROVIDES THE SAME AUTHORIZATION TO VOTE YOUR SHARES AS IF YOU MARKED, SIGNED, DATED AND RETURNED YOUR PROXY CARD.

                Your vote is important. Thank your for voting.